Exhibit 10.1

SUBLEASE AGREEMENT

Sublessor:	Openwave Mobility, Inc., a Delaware corporation, and Openwave Messaging, Inc., a Delaware corporation	Premises:	1600 Seaport Blvd., Suite 400 Pacific Shores Center - Building 6 Redwood City, CA 94063

Sublessee:	Model N, Inc., a Delaware corporation	Date:	May 12, 2014

This Sublease (“Sublease”) is made and entered into as of May 12, 2014 (the “Effective Date”), by and among Openwave Mobility, Inc., a Delaware corporation, and Openwave Messaging, Inc., a Delaware corporation (collectively “Sublessor”), and Model N, Inc., a Delaware corporation (“Sublessee”).

Recitals:

A.	VII Pac Shores Investors, L.L.C., a Delaware limited liability company (“Master Landlord”) and Sublessor entered into that certain Office Lease—Net dated as of October 1, 2012, a copy of which is attached hereto as Exhibit A (the “Master Lease”), pursuant to which Master Landlord leases to Sublessor the entire 4th Floor of the building located at 1600 Seaport Blvd., Pacific Shores Center Building 6, Redwood City, CA 94063 (the “Building”), consisting of approximately 36,523 rentable square feet of space (the “Premises”).

B.	Sublessor wishes to sublease to Sublessee, and Sublessee wishes to sublease from Sublessor, a portion of the Premises, all pursuant to the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Recitals; Capitalized Terms:

The Recitals set forth above are true and correct and are incorporated into the body of this Sublease as though set forth herein. Capitalized Terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Master Lease.

2. Sublease of Premises; Condition of Premises:

Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, a portion of the Premises consisting of approximately 34,621 rentable square feet of space (the “Sublet Premises”), it being understood and acknowledged that, during the Sublease Term, Sublessor shall retain possession of the existing server room and one additional room in the Premises, designated as rooms 4541 and 4538, respectively, and located in the areas shown on Exhibit B, attached hereto (such areas are referred to herein as the “Retained Premises”), with all other portions of the Premises deemed included in the Sublet Premises. Throughout the Sublet Term, up to five (5) designated agents, employees or contractors of Sublessor who have been pre-cleared in writing by Sublessee (i.e., such individuals names and contact and other information reasonably requested to conduct standard background checks that Sublessee routinely conducts on its own employees have been provided to Sublessee and they have signed any nondisclosure agreement reasonably required by Sublessee) (“Sublessor’s Designated Agents”) shall have unrestricted, “24/7” access to the Retained Premises,

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and Sublessee hereby grants an irrevocable license throughout the Sublease Term to Sublessor’s Designated Agents solely in their capacity as agents, employees or contractors of Sublessor to enter into the Sublet Premises at all times for the purpose of accessing the Retained Premises. Likewise, throughout all periods within the Sublet Term during which Sublessee maintains and operates server and network equipment installed in the Retained Premises pursuant to Section 7 below, Sublessee’s authorized personnel whose names and contact information have been provided to Sublessor (“Sublessee’s “Designated Agents”) shall have unrestricted, “24/7” access to the Retained Premises for commercially reasonable purposes related to any such equipment, and Sublessor hereby grants an irrevocable license throughout the Sublease Term to Sublessee’s Designated Agents solely in their capacity as agents, employees or contractors of Sublessee to enter into the Retained Premises at all times for such purposes. Except for each of Sublessor’s Designated Agents and except in case of emergency, Sublessor shall provide not less than 24 hours’ prior notice and must obtain prior written consent (email acceptable) from Sublessee (such consent not to be unreasonably withheld) prior to accessing the Sublet Premises or the Retained Premises. Except for each of Sublessee’s Designated Agents and except in case of emergency, Sublessee shall provide not less than 24 hours’ prior notice and must obtain prior written consent (email acceptable) from Sublessor (such consent not to be unreasonably withheld) prior to accessing the Retained Premises. The Sublet Premises shall be delivered to Sublessee in “as-is”, broom clean condition, without any representations or warranties by Sublessor to Sublessee with respect to the Sublet Premises and without any obligation of Sublessor to perform or pay for any improvements in and to the Sublet Premises. Sublessee acknowledges that it has had the opportunity to inspect the Sublet Premises and agrees that it has not relied on any representations or warranties whatsoever by Sublessor or any other party.

3. Term:

The term of this Sublease shall be approximately forty two (42) months (the “Sublease Term”), which shall commence on the later of July 1, 2014, or the date Master Landlord provides its written consent to this Sublease (such later date is the “Commencement Date”), and shall continue through December 26, 2017 (the “Expiration Date”), or through the date of any earlier termination of the Master Lease. Sublessor agrees to deliver possession of the Premises promptly following Master Landlord’s written consent to this Sublease and if such date occurs prior to July 1, 2014, to provide Sublessee and its agents with access to the Sublet Premises prior to the Commencement Date for the purposes of installing its furnishings, fixtures and equipment (including telephone systems and business equipment); provided, however, that Sublessee agrees and acknowledges that no such entry shall be permitted until Sublessee has provided evidence to Sublessor and Master Landlord of all insurance required to be maintained by Sublessee hereunder, and any such early entry by Sublessee shall be subject to all of the terms and conditions of this Sublease other than the payment of Base Rent. Sublessee acknowledges that the Sublease Term is coterminous with the expiration of the term of the Master Lease, and agrees that Sublessee has no right to hold over in the Sublet Premises following the Expiration Date and that the holdover premium provided in this Section 3 shall not be deemed Sublessor’s consent to any holding over in exchange for payment of the same. If Sublessee holds over in the Sublet Premises following the Expiration Date, the monthly rent payable hereunder shall be increased to equal 150% of the then-payable monthly Rent, and Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all costs, damages, liabilities, losses and claims arising out of Sublessee’s failure to vacate the Sublet Premises on or before the Expiration Date subject to the terms and conditions of this Sublease.

Sublessor shall make commercially reasonable efforts to obtain Master Landlord’s consent within fifteen (15) business days after the Effective Date. In the event the Consent Date has not occurred prior to the expiration of such fifteen (15) business day period, then at any time thereafter and prior to Sublessor’s delivery of the Premises to Sublessee, Sublessee, at its option, may terminate this Sublease by providing written notice of such election to Sublessor, whereupon Sublessor shall refund to Sublessee all amounts previously paid on account of this Sublease and thereafter neither party shall have any rights or obligations hereunder.

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4. Provisions Constituting Sublease:

4.1	This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease attached hereto as Exhibit A, the terms and conditions of which, subject to Section 4.2, are incorporated herein by reference. Sublessee acknowledges receipt of a copy of the Master Lease prior to the date hereof and confirms that Sublessee is familiar with the terms and conditions thereof. Sublessor represents and warrants to Sublessee that, to Sublessor’s knowledge, no facts or circumstances exist, that with the giving of notice or passage of time or both, would constitute a default by Sublessor or Master Landlord under the Master Lease.

4.2	All of the terms and conditions contained in the Master Lease are incorporated herein by this reference and shall be terms and conditions of this Sublease, subject to Section 4.1 above, except (i) those terms and conditions directly contradicted by the terms and conditions of this Sublease, in which case the terms and conditions of this Sublease shall control as between Sublessor and Sublessee; (ii) definitions in the Master Lease that have different definitions than the same defined terms set forth in this Sublease, in which case the definitions in this Sublease shall control as between Sublessor and Sublessee; and (iii) the following provisions of the Master Lease, which are hereby excluded from incorporation into this Sublease: Lease Sections 1.1, 1.2.2, 1.3, 1.4, 1.8, 1.10, 1.12, 1.15, 1.17, 14.8, 14.9, 16, 22, Exhibit A, Exhibit B, Exhibit C, Exhibit F Sections 4, 7, 8, 9 and 10, and Exhibit I. No consent by Master Landlord to this Sublease shall amend or be deemed to amend the terms or conditions of the Master Lease (even if directly contradictory to the term or conditions of this Sublease) or permit Sublessee to engage in any activities or to do any things that are prohibited to Sublessor under the Master Lease. Without limiting the foregoing, Sublessor confirms that throughout the Sublease Term Sublessee may use Sublessee’s Share (as defined in Section 6 below) of Sublessor’s parking rights provided under the Master Lease, and Sublessee may use all of Landlord’s Furniture subject to the terms and conditions of Master Lease, Exhibit F, Section 6, excepting only any such furniture located in the Retained Premises as of the date hereof (if any). Sublessor further agrees to assign 120 of Sublessor’s fitness center memberships to Sublessee as of the Commencement Date.

4.3	All references to “Tenant” in the terms and conditions of the Master Lease, as incorporated herein, shall be deemed to refer to Sublessee; all references to “Landlord” in the terms and conditions of the Master Lease, as incorporated herein, shall be deemed to refer to both Sublessor and Master Landlord; provided, however, that all such Master Lease references to the “Landlord” concerning any and all obligations to maintain, repair, own, finance, insure, operate (including providing services and utilities as set forth in the Master Lease), improve or upgrade the Building and/or the Sublet Premises shall refer only to Master Landlord, and Sublessee agrees that Sublessor shall have no such obligations under this Sublease. Sublessee agrees that Sublessor’s sole obligation with respect to the foregoing obligations of Master Landlord, which are not applicable to Sublessor, is to use best efforts to cause Master Landlord to discharge such obligations as provided in the Master Lease. No default by Master Landlord in the performance of such obligations shall entitle Sublessee to any remedies whatsoever against Sublessor under this Sublease unless, and only to the extent, Sublessor is entitled to the same remedy under the Master Lease.

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4.4	During the term of this Sublease, Sublessor shall not exercise any right to terminate the Master Lease, or agree with Master Landlord to terminate the Master Lease, without the prior express written consent of Sublessee. Sublessor shall throughout the term of this Sublease comply with all of the obligations of “Tenant” under the Master Lease except to the extent those obligations are expressly assigned to Sublessee hereunder.

5. Base Rent; Prepaid Rent:

Throughout the Sublease Term, Sublessee shall pay to Sublessor Base Rent as follows:

Months	Base Rent/RSF	Monthly Base Rent
1 – 3	$0.00	$0.00
4 – 12	$3.00	$103,863.00
13 – 24	$3.10	$107,325.10
25 – 36	$3.20	$110,787.20
37 – 42	$3.30	$114,249.30

Concurrently with its execution and delivery of this Sublease, Sublessee shall pay Sublessor $319,698.00, with (i) $153,025.00 of such amount to be applied by Sublessor to (a) Sublessee’s obligation to pay Sublesee’s Share of estimated Expenses and Taxes for the first full calendar month of the Sublease Term, in the estimated amount of $49,162.00, and (b) Sublessee’s obligation to pay Base Rent for the first full calendar month of the Term following the Commencement Date in which Base Rent is due and payable, in the amount of $103,863.00; and (ii) $166,673.00 of such amount to be applied by Sublessor to (a) Sublessee’s obligation to pay Sublesee’s Share of estimated Expenses and Taxes for the last full calendar month of the Sublease Term, in the estimated amount of $52,423.70, and (b) Sublessee’s obligation to pay Base Rent for the last full calendar month of the Term, in the amount of $$114,249.73. In the event that Master Landlord does not consent to the Sublease, and the Sublease is terminated prior to the Commencement Date, Sublessor shall return such $319,698.00 payment to Sublessee within five (5) business days.

6. Additional Rent; Sublessee’s Share:

Throughout the Sublease Term, Sublessee shall be responsible for and shall pay to Sublessor as “Additional Rent” (collectively with base rent, “Rent”), all Additional Rent payable hereunder, consisting of Sublessee’s Share of all Expenses, Taxes and other Additional Rent payable under the terms and conditions of the Master Lease as incorporated herein and attributable to all periods of the Sublease Term (and the period of any early entry by Sublessee). “Sublessee’s Share” of the Additional Rent payable under this Sublease is Ninety Four and 8/10 percent (94.8%) of the “Tenant’s Share” of Expenses and Taxes under the Master Lease and other Additional Rent attributable to the Premises. On or before the first day of each calendar month during the Sublease Term, Sublessee shall pay to Sublessor estimated triple net expenses based on Master Landlord’s then estimate (net of janitorial, which is charged separately). The initial estimated triple net expenses are equal to $1.42 per rentable square foot per month.

Sublessor hereby assigns to Sublessee one hundred twenty (120) memberships at the Project’s fitness center, and Sublessee acknowledges that the monthly fee for such memberships is included in the estimated triple net expenses set forth above and is payable as Additional Rent under the Master Lease and agrees that Master Landlord’s monthly fee for such memberships (i.e., based on 120 monthly memberships and not determined based on Sublessee’s Share) shall be included in the Additional Rent payable by Sublessee hereunder. Subject to Master Landlord’s agreement to accept such direct payments, Sublessor reserves the right to direct Sublessee to make Sublessee’s Share of all Additional Rent payable under the Master Lease directly to Master Landlord.

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7. Use and Maintenance of Existing Equipment & Furniture:

Sublessor shall maintain all UPS and HVAC equipment associated with server operations and shall pay the metered electricity charge for all power consumed in such operations, subject to Sublessee’s obligation to reimburse Sublessor, as additional rent hereunder, for Sublessee’s pro rata share of such expenses based on Sublessee’s usage of data center capacity. Sublessor agrees that Sublessee shall be entitled to install, maintain and operate server and network connectivity equipment in up to ten (10) 1.5 kilowatt racks in the Retained Premises, without any additional rental (but subject to Sublessee’s paying its pro rata share of utility costs therefor), and that Sublessee’s Designated Agents may enter the Retained Premises for such purposes as provided in Section 2 above. Sublessee acknowledges that Sublessor is not a data center operator and that the availability of rack space in the Retained Premises is merely an accommodation to Sublessee and not a material element of the Sublet Premises, and Sublessee hereby waives any and all claims against Sublessor arising out of any failure of the UPS and HVAC equipment serving the Retained Premises and/or any temporary shutdown to the extent reasonably necessary for maintenance and repair of such equipment; provided, however, Sublessor shall provide not less than five (5) business days’ prior notice and must obtain prior written consent (email acceptable) from Sublessee (such consent not to be unreasonably withheld) prior to any scheduled shutdown or maintenance affecting Sublessee’s ten (10) 1.5 kilowatt racks in the Retained Premises. In addition, Sublessor hereby assigns to Sublessee throughout the Sublease Term the use of the Landlord Furniture as provided under the Master Lease, and further agrees that Sublessee may also use all workstations, office furniture and conference room tables located in the Sublet Premises as of the date hereof and which are owed by Sublessor and listed on Exhibit C, attached hereto (“Sublessor’s Furniture”), which use shall be subject to the same terms and conditions of Master Lease Exhibit F, Article 6, as applied to the Master Landlord’s Furniture. Sublessee may purchase any items of Sublessor’s Furniture (and any other personal property of Sublessor, subject to negotiation) during the final ninety (90) days of the Sublease Term for the then-market rate, as mutually agreed by the parties.

8. Insurance

At all times during the Sublease Term Sublessee shall maintain all insurance required of the “Lessee” under the Master Lease, and such policies shall include as additional insureds Sublessor and Master Landlord, including all other Master Landlord parties that Sublessor is required to include in accordance with the Master Lease. Sublessor and Sublessee agree, and by its consent to this Sublease Master Landlord agrees, that the waivers of subrogation set forth in the Master Lease shall be deemed to be a three-way agreement between Master Landlord, Sublessor and Sublessee and their respective insurers. If either party to this Sublease is a self-insurer of any coverages required under the Master Lease, the self-insuring party shall be deemed an insurer for purposes of waiver of subrogation.

9. Consents; Notices:

All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown below. Whenever the consent of Master Landlord is required under the Master Lease, Sublessee shall request that Sublessor obtain the consent of Master Landlord and Sublessor shall make commercially reasonable efforts, at no cost to Sublessor, to obtain the same.

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Prior to the Commencement Date:

Sublessor’s Address:	Openwave Mobility, Inc. Openwave Messaging, Inc. 2100 Seaport Blvd. Redwood City, CA 94063	Sublessee’s Address:	Model N, Inc. 1800 Bridge Parkway Redwood City, CA 94065
Attn:	Chief Financial Officer/ Real Estate Legal	Attn:	Chief Financial Officer/ Legal Department
Phone:	(650) 480-7200	Phone:	(650) 610-4699

After the Commencement Date:

Sublessor’s Address:	2655 Campus Drive Suite 250 San Mateo, CA	Sublessee’s Address:	The Sublet Premises
Attn:	Chief Financial Officer/ Real Estate Legal	Attn:	Chief Financial Officer/ Legal Department
Phone:	(650) 480-7200	Phone:	(650) 610-4699

10. Brokers:

The parties hereby represent and warrant to each other that neither party has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than Cassidy Turley, acting as the Sublessor’s broker, and Jones Lang LaSalle, acting as the Sublessee’s broker, who shall be paid pursuant to a separate agreement with Sublessor, and with no liability to Master Landlord for any such fees or commissions. Each party shall indemnify and hold harmless the other party for any and all claims, losses, damages, liability, cost and expense (including reasonable attorneys’ fees) arising out of any breach of the foregoing representation and warranty.

11. Signage:

Subject to Master Landlord’s written consent, Sublessor hereby assigns to Sublessee, at all times during the Sublease Term, all standard building directory and suite identification signage rights under the Master Lease, including, but not limited to, all external monument signage rights (subject to Master Landlord’s consent), to be installed by Sublessor at Sublessee’s expense (the “Included Signage Rights”); provided, however, that Sublessee acknowledges that except for the Included Signage Rights, the signage rights provided in Exhibit “F”, Sections 7, 10 and 11, of the Master Lease are personal to Sublessor and not assignable. Prior to the date hereof Master Landlord has indicated that assignment of the Included Signage Rights to Sublessee is likely to be acceptable.

12. Security Deposit:

Concurrently with its execution and delivery of this Sublease, Sublessee shall provide Sublessor with a security deposit in the amount of $166,673.00, to be held by Sublessor pursuant to the terms and conditions of Master Lease Article 21, as incorporated herein. In the event that Master Landlord does not consent to the Sublease, and the Sublease is terminated prior to the Commencement Date, Sublessor shall return such $166,673.00 payment to Sublessee within five (5) business days.

13. Master Landlord Consent:

This Sublease shall not be effective, and the Commencement Date hereunder shall not be deemed to have occurred, until and unless Master Landlord, has executed and delivered a written consent to this Sublease, such consent to include a waiver of the restrictions on assignment of the Included Signage Rights as set forth in Section 11 above. In consideration for such consent Sublessee agrees to attorn to Master Landlord in the event of any termination of the Master Lease which does not effect a termination of this Sublease.

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14. Waiver and Indemnification:

For purposes of this Sublease, the obligations set forth in Section 10.1 (Waiver and Indemnification) of the Master Lease shall and hereby are mutual as between Sublessor and Sublessee; provided, however, that the foregoing does not relieve Sublessee’s obligations to provide such insurance and indemnification for the benefit of Master Landlord in addition to Sublessor.

15. Entire Agreement:

This Sublease (including all provisions incorporated herein by reference) represents the entire agreement between Sublessor and Sublessee and may not be modified orally or in any manner other than by an agreement in writing signed by both parties to this Agreement or their respective successors and assigns and, if required, subject to the prior written consent of Master Landlord.

16. Counterparts:

This Sublease may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a fully-executed Sublease.

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IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease as of the date first set forth above.

SUBLESSOR:		SUBLESSEE:

Openwave Mobility, Inc.,		Model N, Inc.,
a Delaware corporation		a Delaware corporation,

By:	/s/ Tom Clark	By:	/s/ Sujan Jain
Name:	Tom Clark	Name:	Sujan Jain
Its:	CFO	Its:	CFO

Openwave Messaging, Inc., a Delaware corporation

By:	/s/ Tom Clark
Name:	Tom Clark
Its:	CFO

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EXHIBIT A

Master Lease

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between VII PAC SHORES INVESTORS, L.L.C., a Delaware limited liability company (“Landlord”), and OPENWAVE MOBILITY, INC., a Delaware corporation (“Mobility”), and OPENWAVE MESSAGING, INC., a Delaware corporation (together with Mobility, each an “Original Tenant Entity”) (jointly and severally, “Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit B-1 (Approved Space Plan); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); Exhibit F-1 (Landlord’s UPS Equipment); Exhibit F-2 (Landlord’s Furniture); Exhibit F-3 (Potential Offering Space); Exhibit F-4 (Building Signage); Exhibits G, G-1 and G-2 (Notice to Tenants and Transferees of Current or Future Uses of Adjacent Port Property); Exhibit H (Notice to Pacific Shores Tenants, Lessees, Successors, Assigns And Transferees Regarding Current or Future Uses of Adjacent RMC Lonestar and Port of Redwood City Property); Exhibit I (Letter of Credit); and Exhibit J (Hazardous Materials Disclosure Certificate).

1 BASIC LEASE INFORMATION

1.1 Date:	October 1, 2012

1.2 Premises.

1.2.1 “Building”:	1600 Seaport Boulevard, Redwood City, CA 94063, commonly known as Pacific Shores Center – Building Number 6.

1.2.2 “Premises”:	Subject to Section 2.1.1, 36,523 rentable square feet of space located on the 4th floor of the Building and commonly known as Suite 400, the outline and location of which is set forth in Exhibit A. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3 “Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.2.4 “Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements (including, without limitation, that land, those buildings and those improvements located at 1100, 1200, 1300, 1400, 1500, 1600, 1700, 1800, 1900, 2000 and 2100 Seaport Boulevard, Redwood City, CA 94063).

1.3 Term

1.3.1 Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

1.3.2 “Commencement Date”:	The earlier of (i) the Business Commencement Date (defined below), or (ii) December 15, 2012. As used herein, “Business Commencement Date” means the first date on which Tenant conducts business in the Premises; provided, however, that for purposes of this Section 1.3.2, the operation of a data center and server room in the Premises shall not, by itself, be deemed to constitute the conduct of business in the Premises by Tenant so long as not more than seven (7) persons claiming by, through or under Tenant occupy the Premises. During the period beginning on the Delivery Date (defined below) and ending on the date immediately preceding the Commencement Date, all of the provisions hereof shall apply; provided, however, that during such period (a) Tenant shall not be required to pay Monthly Rent (defined in Section 3), and (b) Tenant may not conduct business in the Premises. As used herein, the “Delivery Date” means the date on which Landlord tenders possession of the Premises to Tenant free from occupancy by any party. Landlord shall cause the Delivery Date to occur not later than the first (1st) business day after the date of mutual execution and delivery hereof.

1.3.3 “Expiration Date”:	The last day of the 60th full calendar month commencing on or after the Commencement Date.

1.4 “Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent
Commencement Date through last day of 12th full calendar month of Term	$31.54	$2.63	$95,994.62
13th through 24th full calendar months of Term	$32.49	$2.71	$98,886.02
25th through 36th full calendar months of Term	$33.46	$2.79	$101,838.29
37th through 48th full calendar months of Term	$39.34	$3.28	$119,729.00
49th full calendar month of Term through Expiration Date	$40.56	$3.38	$123,320.87

Notwithstanding the foregoing, so long as no Default (defined in Section 19.1) exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of $95,994.62 per month, for the first five (5) full calendar months of the Term.

1.5 “Additional Fees”:	Collectively, the Management Fee (defined below) and the Athletic Facility Fee (defined below). The term “Management Fee” shall mean a monthly fee equal to 3% of the monthly installment of Base Rent payable hereunder for such month (as determined without taking into consideration any abatement of Base Rent for such month). The term “Athletic Facility Fee” shall mean a monthly fee equal to the sum of (1) Tenant’s Share (defined below) of the product of (A) a fraction (the numerator of which is the Building Rentable Square Footage (defined below) and the denominator of which is 1,672,073 rentable square feet) multiplied by (B) the product of (i) the monthly Base Rent per rentable square foot payable hereunder for such month (as determined without taking into consideration any abatement of Base Rent for such month) multiplied by (ii) 38,000 rentable square feet; plus (2) the amount of $17.50 for each Additional Membership (defined in Section 25.13) purchased by Tenant pursuant to Section 25.13.

1.6 “Tenant’s Share”:	12.9050% (based upon a total of 283,015 rentable square feet in the Building) (the “Building Rentable Square Footage”), subject to Section 2.1.1.

1.7 “Permitted Use”:	General office use or any other use that: (a) is limited to research and development; (b) is legally permitted; (c) is not a retail use; (d) does not generate (i) foot traffic exceeding that normally associated with general office use, (ii) any noise or odor detectable outside the Premises that is not normally associated with general office use, (iii) any burden on any Building system exceeding that normally associated with general office use, or (iv) any risk to the Building or to the safety or health of its occupants that is not normally associated with general office use; (e) does not adversely affect Landlord’s or Tenant’s insurance coverage; (f) does not involve the introduction, use, storage or disposal of any type or quantity of Hazardous Material (defined in Section 26.1.1(a)) not customarily associated with general office use (except to the extent permitted under Section 26); and (g) in all other respects is consistent with a first-class office building.

1.8. “Security Deposit”:	$0.00, as more particularly described in Section 21.

Prepaid Base Rent:	$95,994.62, as more particularly described in Section 3.

Prepaid Additional Rent:	$45,532.01, as more particularly described in Section 3.

1.9 Parking:

The Applicable Number (defined below) of unreserved parking spaces, at the rate of $0.00 per space per month. As used herein, “Applicable Number” means, at any time, the largest whole number that does not exceed the number obtained by multiplying (a) the quotient obtained by dividing (i) 3, by (ii) 1,000 rentable square feet, by (b) the rentable square footage of the Premises.

Zero (0) reserved parking spaces, at the rate of $N/A per space per month.

1.10 Address of Tenant:

Before the Commencement Date:

Openwave Mobility, Inc. and Openwave Messaging, Inc.

2100 Seaport Blvd.

Redwood City, CA 94063

Attn: Chief Financial Officer

From and after the Commencement Date: the Premises, Attn: Chief Financial Officer.

1.11 Address of Landlord:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attn: Building manager

with copies to:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attn: Managing Counsel

and

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, IL 60606

Attn: Lease Administration

1.12 Broker(s):	Cassidy Turley Northern California, Inc., a California corporation (“Tenant’s Broker”), representing Tenant, and Cassidy Turley Northern California, Inc., a California corporation (“Landlord’s Broker”), representing Landlord.

1.13 Building HVAC Hours and Holidays:	“Building HVAC Hours” means 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

1.14 “Transfer Radius”:	None.

1.15 “Tenant Improvements”:	Defined in Exhibit B, if any.

1.16 [Intentionally Omitted]

1.17 “Letter of Credit”:	Defined in Section 4 of Exhibit F.

2 PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the

Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, the amount of any tenant allowance applicable to, or the calculation of Tenant’s Share with respect to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof, without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3 RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and Additional Fees (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder and the installment of Additional Rent for Expenses and Taxes and Additional Fees for the first full calendar month for which such Additional Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount (provided, however, that such late charge shall not apply to any such delinquency unless either (i) such delinquency is not cured within five (5) business days after notice from Landlord and Tenant previously received notice from Landlord of a delinquency that occurred earlier in the same calendar year, or (ii) Tenant previously received two or more notices from Landlord of a delinquency that occurred earlier in the same calendar year); and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 10% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4 EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year. Tenant’s Share of Expenses and Tenant’s Share of Taxes for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Without limiting the preceding sentence, Landlord shall not “double-count” any amount as an Expense or add a “mark-up” to any Expense; provided, however, that this sentence shall not limit (a) Landlord’s right to include a management fee in Expenses pursuant to clause (vi) of the next succeeding sentence, or (b) the second-to-last paragraph of this Section 4.2.2. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and commercially reasonable deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property (provided, however, that if any of such supplies, tools, equipment, materials or personal property (a) would be deemed a capital expenditure under generally accepted accounting principles, (b) is not needed in connection with normal repairs and maintenance of permanent systems, and (c) either (1) is not used in providing janitorial services or similar services, or (2) is affixed to the Building, then the determination of whether the rental or acquisition cost of such item may be included in Expenses shall be governed by clause (xii) below); (xii) the cost of capital improvements or replacements that are (A) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (B) replacements or modifications of the nonstructural portions of the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law (except to the extent that such Law was in effect and required the installation of such capital improvements or replacements before the date hereof); (xiii) [Intentionally Omitted]; and (xiv) payments or costs under any existing or future reciprocal easement agreement, transportation management agreement, landscape maintenance agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property (including any such agreement relating to the Athletic Facility).

Notwithstanding the foregoing, Expenses shall not include:

(a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be amortized (including actual or imputed reasonable interest on the amortized cost) over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord in accordance with sound real estate management and accounting principles, or (ii) the period of time that Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii));

(b) depreciation;

(c) payments of mortgage or other non-operating debts of Landlord;

(d) costs of repairs to the extent Landlord is entitled to be reimbursed by insurance or condemnation proceeds, except to the extent it would not be fiscally prudent to pursue legal action to recover such costs;

(e) costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants;

(f) costs of selling, financing or refinancing the Property;

(g) fines, penalties or interest resulting from late payment of Taxes or Expenses;

(h) organizational expenses of creating or operating the entity that constitutes Landlord;

(i) damages paid to Tenant hereunder or to other tenants of the Property under their respective leases;

(j) amounts (other than management fees) paid to Landlord’s affiliates for services, but only to the extent such amounts exceed the prices charged for such services by unaffiliated third parties having similar skill and experience;

(k) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its other tenants or occupants of the Building or their respective employees, agents or contractors;

(l) advertising and promotional expenses;

(m) Landlord’s charitable and political contributions;

(n) ground or underlying lease rental;

(o) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Property;

(p) costs of services or benefits made available to other tenants of the Building but not to Tenant;

(q) costs of purchasing or leasing major sculptures, paintings or other artwork (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building);

(r) any expense for which Landlord is entitled to receive reimbursement from a third party (other than from a tenant of the Building pursuant to its lease), except to the extent it would not be fiscally prudent to pursue legal action to recover such expense;

(s) any expense for which Landlord is entitled to be reimbursed by another tenant of the Building pursuant to its lease (other than through payment of operating costs or expenses);

(t) costs of curing defects in design or original construction of the Property;

(u) costs that Landlord is entitled to recover under a warranty, except to the extent it would not be fiscally prudent to pursue legal action to recover such costs;

(v) reserves;

(w) ground lease rental;

(x) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property);

(y) rent for office space occupied by Building management personnel to the extent (i) such rent exceeds the fair rental value of such office space, or (ii) the size of such office space exceeds 2,000 rentable square feet;

(z) insurance deductibles other than (a) earthquake insurance deductibles up to the amount (the “Annual Limit”) of 0.5% of the total insurable value of the Property per occurrence (provided, however, that, notwithstanding any contrary provision hereof, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Expenses for the applicable Expense Year, such excess may be included (up to the Annual Limit) in Expenses for the immediately succeeding Expense Year, and any portion of such excess that is not so included in Expenses for such immediately succeeding Expense Year may be included (up to the Annual Limit) in Expenses for the next succeeding Expense Year, and so on with respect to each succeeding Expense Year; provided further, however, that in no event shall the portions of such deductible that are included in Expenses for any one or more Expense Years exceed, in the aggregate, 5.0% of the total insurable value of the Property), and (b) any other insurance deductibles up to $50,000.00 per occurrence;

(aa) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property;

(bb) expenses (other than Parking Expenses (defined below)) of operating any commercial concession at the Project; or

(cc) Parking Expenses (defined below), except to the extent Parking Expenses exceed parking revenues on an annual basis (as used herein, “Parking Expenses” means costs of operating, maintaining and repairing the Parking Facility, including costs of parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, parking-garage management fees, and the wages, salaries, employee benefits and taxes for individuals working exclusively in the Parking Facility; provided, however, that Parking Expenses shall exclude (i) capital expenses, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance).

If, during any portion of any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself), variable Expenses for such Expense Year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants) during such portion of such Expense Year. If a tenant of the Building reimburses Landlord on a separately measured basis, and not through payment of operating costs or expenses, for a service that is provided by Landlord to tenants of the Building generally, then, for purposes of the preceding sentence, such service shall be deemed to be provided to such tenant by such tenant itself and not by Landlord.

Landlord shall keep its books and records relating to Expenses in accordance with generally accepted accounting principles, consistently applied.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property, including, without limitation, those imposed by any improvement district or any community facilities district (including with respect to a district established for purposes of constructing the Seaport Boulevard improvements and other improvements as required in the development agreement related to the Project or by the City of Redwood City). Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; and (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes). Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses, and (iii) any items required to be paid or reimbursed by Tenant under Section 4.5.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expenses and Taxes.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next coming due hereunder within 30 days after Tenant’s receipt of such Statement; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Landlord shall use reasonable efforts to deliver the Statement on or before May 31 of the calendar year immediately following the Expense Year to which it applies. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses (the “Estimated Expenses”) and Taxes (the “Estimated Taxes”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes, as such amounts are set forth in the previous Estimate Statement. Landlord shall use reasonable efforts to deliver an Estimate Statement for each Expense Year on or before January 1 of such Expense Year. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant is Directly Responsible. Tenant shall pay, before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, within 30 days after receiving written demand together with reasonable documentation of such levy (or such increased assessment), shall repay to Landlord the amount so paid. If the Leasehold Improvements (defined in Section 7.1) are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5. Notwithstanding any contrary provision hereof, Tenant shall pay 10 days before delinquency (or reimburse to Landlord upon demand, if the same is required by Law to be paid by Landlord): (i) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

4.6 Books and Records. Within 180 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expenses and/or Taxes for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review; provided, however, that if Landlord and Tenant determine that the sum of Expenses and Taxes for the Expense Year in question was overstated by more than 5%, Landlord, within 30 days after receiving paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review (not to exceed $5,000.00). The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5 USE; COMPLIANCE WITH LAWS. Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Project, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 10.2.2) that is not of a type customarily installed for general office use, the installation of any trade fixture, or any particular use of the Premises (as distinguished from general office use), then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change. As used herein, “Law” means any existing or future law, code, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

6 SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning in season (“Building HVAC”) during Building HVAC Hours (provided that this clause (a) shall not limit the hours of operation of any Unit (defined in Section 25.5); (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Building (other than the Premises), except on weekends and Holidays; (e) elevator service (subject to scheduling by Landlord for any freight service); and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.

6.2 Electricity Costs and Above-Standard Use. Electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Tenant shall pay Landlord, upon billing, any costs of installing, operating and maintaining any equipment that is installed in order to measure electricity consumption in the Premises; and to the extent that Tenant is otherwise paying for consumption of electricity in the Premises through Expenses but Tenant’s consumption of electricity exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing (to the extent not already installed), operating and maintaining any equipment that is installed in order to supply or measure such excess electricity. The connected electrical load of Tenant’s incidental-use equipment shall not exceed 2.5 watts per rentable square foot of the Premises, excluding base Building lighting and HVAC systems, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation. For purposes of the preceding sentence, “incidental-use equipment” shall not include any Unit or any equipment that is located in Tenant’s server room and is separately metered pursuant to this Section 6.2. If Tenant’s consumption of water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing (to the extent not already installed), operating and maintaining any equipment that is installed in order to supply or measure such excess water. Landlord shall provide Building HVAC outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require; and, provided that, the minimum period of time for which Tenant may request Building HVAC outside Building HVAC Hours is three (3) hours. The parties acknowledge that, as of the date hereof, Landlord’s charge for Building HVAC outside Building HVAC Hours is $35.00 per hour per zone, subject to change from time to time. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1.

6.3 Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any Landlord service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a Casualty (defined in Section 11), a Taking (defined in Section 13), or an Act of Tenant (defined in Section 10.1), and (b) can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible. Notwithstanding the foregoing, if (a) all or a material portion of the Premises is made untenantable or inaccessible for 30 consecutive days after notice from Tenant to Landlord by a Service Interruption that (i) does not result from a Casualty, a Taking, or an Act of Tenant, and (ii) can be corrected through Landlord’s reasonable efforts, and (b) Landlord is not diligently pursuing such correction, then nothing in this Section 6.3 shall diminish any right Tenant may have at law or in equity to terminate this Lease (but not recover damages) on the grounds that such Service Interruption constitutes a constructive eviction.

6.4 Janitorial Service to Premises. Tenant, at its expense, shall provide to the Premises all trash-disposal, janitorial, and customary cleaning service (other than exterior window washing), on a daily basis (except on weekends and Holidays) and in a manner customarily provided by owners of Comparable Buildings (defined in Section 25.10), together with all necessary interior pest control service, so that the Premises are kept in a reasonably neat, clean and pest-free condition. Without limiting the foregoing, trash, garbage and other waste shall be kept only in sanitary containers, and all containers and equipment for the storage or disposal of such materials shall be kept in a clean and sanitary condition. In providing services to the Premises as provided in this Section 6.4, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

7 REPAIRS AND ALTERATIONS.

7.1 Repairs. Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises (excluding any structural components not installed by Tenant) in as good condition and repair as existed when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear, damage (other than to trade fixtures) resulting from a Casualty, and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving the Premises, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23) and trade fixtures. Notwithstanding the foregoing, if a Default or emergency exists by reason of Tenant’s failure to perform such maintenance and repairs, Landlord may, at its option, perform such work on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 5% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof (including the roof covering) and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base Building” means the structural portions (including the foundation and roof structure) of the Building, together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) and not visible from outside the Premises, provided that Landlord receives 10 business days’ prior notice. For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 3% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements and this clause (d)(ii) shall not apply to any Alterations that cost less than $50,000 or do not require Landlord’s prior consent under this Section 7.2. If Tenant, while consisting solely of the Original Tenant Entities, requests Landlord’s consent to Alterations consisting of the physical separation of the Premises into two separate suites, each with its own entrance, Landlord shall not withhold such consent; provided, however, that Landlord may impose reasonable conditions upon such consent and such Alterations shall be deemed to be, and to have been timely identified by Landlord as, not Building-standard for purposes of Section 8.

7.3 Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval (which shall not be unreasonably withheld) of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8 LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Insured Improvements are not, in Landlord’s reasonable judgment, Building-standard, then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Insured Improvements (other than the Excluded Items (defined below)), repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a Building-standard tenant-improved configuration and condition as determined by Landlord, but only to the extent that the cost of such restoration does not exceed the cost of restoring the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements), or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord. If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that, in Landlord’s judgment, are not Building-standard, Landlord shall do so when it provides such approval. As used herein, “Excluded Items” means the Tenant Improvements described with reasonable specificity in the Approved Space Plan (defined in Section 2.2 of Exhibit B).

9 LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove (by payment, bonding, or otherwise) any such lien within 15 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10 INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party or any contractor of Landlord, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, or (b) any negligence, willful misconduct or breach of this Lease of or by, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party or any contractor of Landlord.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.2.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease to which Tenant was a party or any other prior agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds and that Landlord is designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements.

10.4 Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but (i) not more than once in any 5-year period unless required by Landlord’s lender, (ii) not in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings, and (iii) no additional type of insurance shall be required unless it is required by Landlord’s lender or is reasonably required in response to a change in the insurance market.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $3,000,000.00; (b) Special Cause of Loss Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11 CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or Building system necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 180 days after they are commenced, either party may terminate this Lease upon 45 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate; provided, however, that Landlord may not terminate this Lease pursuant to this sentence unless the Premises have been materially damaged or Landlord also exercises all similar rights it may have acquired as a result of the Casualty to terminate any other similarly situated leases of space in the Building. Within 60 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or Building system necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or Building system necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12 NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13 CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for Tenant’s relocation and moving expenses, loss of

Tenant’s goodwill (excluding any “bonus value” of this Lease), and loss of Tenant’s personal property, so long as such claim does not diminish the award available to Landlord or any Security Holder. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14 ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 15 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,000.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 In the case of a proposed sublease, license or other occupancy agreement, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 65% of the rent being quoted by Landlord or its Affiliate (defined in Section 14.8) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

14.2.5 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 3-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project and Landlord has (or believes in good faith, based on the scheduled expiration dates of existing leases and/or its rights to relocate existing tenants, that it will have) space available that, in its good faith judgment, will meet the proposed transferee’s leasing needs.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer (other than a Change of Control), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee; and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 business days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, with respect to each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), a Change of Control, or a sublease (including any expansion rights) of less than 50% of the rentable square footage of the then existing Premises for a term (including any extension options) of less than 50% of the balance of the Term remaining on the Contemplated Effective Date (excluding any unexercised extension options), Landlord, by notifying Tenant within 15 business days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date, in which event Landlord shall perform, at its expense, any construction required to separate the Contemplated Transfer Space from the balance of the Premises. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the portion of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer or controller, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. Except as provided in Section 14.9, no Transfer, with or without Landlord’s consent, shall relieve Tenant from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 50% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties that did not own a Controlling Interest immediately before such transaction(s). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange).

14.7 Effect of Default. So long as any Default exists, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (each of the foregoing, a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer (provided that if such pre-Transfer notice and delivery are prohibited by a confidentiality agreement or by Law, then within 10 business days after the Transfer), Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) the transferee is qualified to conduct business in the State of California; and (v) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

14.9 Release of Original Tenant Entity. Notwithstanding any contrary provision hereof, if (a) while Tenant consists solely of the Original Tenant Entities, either of the Original Tenant Entities assigns its interest in this Lease to the other Original Tenant Entity in accordance with this Section 14, and (b) Tenant satisfies the Security Requirement (defined below), then Landlord shall execute and deliver to Tenant, within 15 business days after the latest to occur of (i) the effective date of such assignment, (ii) Tenant’s satisfaction of the Security Requirement, or (iii) Tenant’s request therefor, a commercially reasonable instrument pursuant to which Landlord agrees to release the assignor from any liability arising hereunder after the effective date of such assignment. For purposes of this Section 14.9, Tenant shall be deemed to have satisfied the “Security Requirement” if and only if Tenant has delivered to Landlord a replacement Letter of Credit that (x) is in the amount of 150% of the Letter of Credit Amount (defined in Section 4 of Exhibit F), and (y) otherwise satisfies the requirements of Section 4 of Exhibit F. Notwithstanding any contrary provision of Section 4 of Exhibit F, upon Tenant’s satisfaction of the Security Requirement, (a) the Letter of Credit Amount shall thenceforth be deemed to be 150% of the Letter of Credit Amount stated in Section 4 of Exhibit F, and (b) Landlord shall promptly return to Tenant the Letter of Credit that has been replaced pursuant to the preceding sentence.

15 SURRENDER. Upon the expiration or earlier termination hereof, and subject to Section 8 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear, damage resulting from Casualty, and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16 HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to the Applicable Percentage (defined below) of the Monthly Rent applicable during the last calendar month of the Term. As used herein, “Applicable Percentage” means, for any holdover, (a) 125% during the first 30 days of such holdover, and (b) 150% during the balance of such holdover. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord, but only to the extent that such holdover occurs more than 30 days after notice from Landlord that Landlord has entered into, or will enter into, a lease with such new tenant.

17 SUBORDINATION; ESTOPPEL CERTIFICATES.

17.1 This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 15 business days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 15 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

17.2 Notwithstanding Section 17.1, Tenant’s agreement to subordinate this Lease to a future Security Agreement shall not be effective unless Landlord has provided Tenant with a commercially reasonable non-disturbance agreement from the Security Holder. For purposes of the preceding sentence, a non-disturbance agreement shall not be deemed commercially reasonable unless it provides that: (a) so long as no Default exists, this Lease and Tenant’s right to possession hereunder shall remain in full force and effect; (b) the Security Holder shall have additional time (not to exceed 60 days after written notice from Tenant) to cure any default of Landlord; and (c) neither the Security Holder nor any successor in interest shall be (i) bound by (A) any payment of Rent for more than one (1) month in advance, or (B) any amendment of this Lease made without the written consent of the Security Holder or such successor in interest; (ii) liable for (A) the return of any security deposit, letter of credit or other collateral, except to the extent it was received by the Security Holder, or (B) any act, omission, representation, warranty or default of any prior landlord (including Landlord); or (iii) subject to any offset or defense that Tenant might have against any prior landlord (including Landlord); provided, however, that nothing in the preceding clauses (c)(ii)(B) or (c)(iii) shall limit the liability of the Security Holder or such successor in interest for any default by such prior landlord occurring before the acquisition of such prior landlord’s interest hereunder by the Security Holder or such successor in interest (the “Acquisition”) to the extent such default continues uncured after the Acquisition, unless such default consists of (x) a breach of an obligation relating to the design, construction, or repair of any defect in any Leasehold Improvements, or (y) a failure to disburse, pay or reimburse any funds to Tenant.

17.3 The parties acknowledge that before entering into this Lease Landlord has provided to Tenant the standard form of SNDA used by Landlord’s existing Security Holder (“Existing Security Holder”). Promptly upon receiving Tenant’s written comments to such form of SNDA, Landlord shall forward the same to Existing Security Holder and provide Tenant with the contact information for Existing Security Holder’s attorney. Tenant shall promptly reimburse Landlord for (or, upon Landlord’s request, promptly pay directly to Existing Security Holder or its attorney, as the case may be) all expenses and costs, including reasonable attorney’s fees, that Landlord becomes required to pay to Existing Security Holder in connection with any negotiation, preparation, execution or delivery of such SNDA.

18 ENTRY BY LANDLORD. At all reasonable times and upon not less than 24 hours’ prior notice to Tenant (which notice, contrary to Section 25.1, may be verbal or via e-mail), or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19 DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3 Abandonment (within the meaning of California Civil Code § 1951.2 or any successor statute) of the Premises by Tenant; or

19.1.4 Any breach by Tenant of Sections 5, 14, 17 or 18 where such breach continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3.

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent), and Landlord provides Tenant with notice of such breach, on three (3) separate occasions during any 12-month period, and if such breaches are collectively material, then Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it breaches a provision hereof and such breach continues for 30 days after notice from Tenant; provided that if such breach cannot reasonably be cured within such 30-day period, Landlord shall not be in default as a result of such breach if Landlord diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 120 days after Tenant’s notice. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time (not to exceed 45 days beyond the expiration of Landlord’s cure period under this Section 19.4) to cure to any Security Holder of whose identity and contact information Tenant has been notified.

20 LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, loss of use, or any form of special or consequential damage. For purposes of this Section 20, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

21 SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach. If Landlord so applies any portion of the Security Deposit, Tenant, within five (5) business days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22 RELOCATION. At any time (but only once in any 10-year period) during the Term, Landlord, after giving notice (“Relocation Notice”), may move Tenant to other space in the Project comparable in size and utility to the Premises. In such event, all terms hereof shall apply to the new space, except that Base Rent and Tenant’s Share shall not increase as a result of such relocation. Landlord, at its expense, shall provide Tenant with tenant improvements in the new space (“New Improvements”) at least equal in quality and scope (including with respect to the size and number of private offices and conference rooms and the size and HVAC and electrical capacities of the server room) to those in the Premises. Before finalizing its plans and specifications for the New Improvements, Landlord shall provide Tenant with a reasonable opportunity to review and comment upon the same. Landlord shall (a) give Tenant not less than 10 days’ prior notice of the anticipated date of Substantial Completion (defined below) of the New Improvements; (b) schedule a joint inspection of the New Improvements with Tenant to identify “punch list” items; and (c) complete or correct any punch list items within 30 days thereafter. For purposes hereof, the New Improvements shall be deemed to be “Substantial Complete” upon the later of (i) the date of completion of construction of the New Improvements as required under this Section 22, with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the new space, or (ii) the date Landlord receives from the appropriate governmental authorities, with respect to the New Improvements, all approvals necessary for the occupancy of the new space. The relocation shall occur during the Relocation Period (defined below) and in all other respects in a manner reasonably designed to minimize any interference with Tenant’s operation of its business. As used herein, “Relocation Period” means the period beginning at 6:00 p.m. on Friday and ending at 6:00 a.m. on the following Monday, beginning on the last Friday occurring in the 30-day period beginning on the later of (a) the date occurring 180 days after Tenant’s receipt of Landlord’s Relocation Notice, or (b) the date of Substantial Completion of the New Improvements; provided, however, that Tenant, by notifying Landlord at least 10 days in advance, may cause the Relocation Period to be any period reasonably selected by Tenant beginning after the date of Substantial Completion of the New Improvements and ending not later than the expiration of such 30-day period. Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling and stationery-replacement costs within 30 days after receiving Tenant’s demand therefor together with reasonable documentation thereof. The parties shall execute a written agreement prepared by Landlord memorializing the relocation.

23 COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24 PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other parties, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility shall be included in Expenses. Subject to the preceding sentence and Section 4, Tenant’s use of the Parking Facility pursuant to this Section 24 shall be at no additional charge to Tenant. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all rules and regulations established by Landlord and provided to Tenant in writing from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees, except to the extent resulting from any negligence or willful misconduct of any Landlord Party or any contractor of Landlord. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility without abatement of Rent or liability to Tenant provided that such alteration does not materially impair Tenant’s rights under this Section 24. In addition, for purposes of facilitating any such alteration, Landlord may temporarily deny or restrict access to the Parking Facility, without abatement of Rent or liability to Tenant, provided that Landlord uses commercially reasonable efforts to make reasonable substitute parking available to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25 MISCELLANEOUS.

25.1 Notices. Except as provided in Section 18 and Section 10.3 of Exhibit F, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing (whether or not designated in this Lease as “written” notice); (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 5, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant or any subtenant of Tenant is, or any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Except as provided in Sections 7, 10 and 11 of Exhibit F, Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Supplemental HVAC. If any supplemental HVAC unit (a “Unit”) serves the Premises, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as exists upon its installation (or, if later, on the date Tenant takes possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that if the Unit does not exist on the date of mutual execution and delivery hereof, then upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage; (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit does not exist on the date of mutual execution and delivery hereof, and if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not materially interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord, at its expense, and after 30 days’ prior notice to Tenant (except in an emergency), may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building, in which event Landlord shall use commercially reasonable efforts to cooperate with Tenant to schedule any resulting interruption in the Unit’s operation so as to minimize any disruption of Tenant’s business.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2) and 1933(4). Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 (other than § 1950.7(b)) or any similar Law, or (ii) California Code of Civil Procedure § 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system (“Comparable Buildings”) Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party. As used herein, “Emergency” means any situation posing an imminent risk of personal injury or property damage.

25.11 Entire Agreement. This Lease (including the exhibits hereto identified in the first paragraph hereof) sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event (a) to the extent the transferee has agreed in writing to assume Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), (i) Landlord shall be released from such obligations, and (ii) Tenant shall look solely to the transferee for the performance of such obligations, and (b) Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and conditions, covenants and restrictions, so long as such easements, rights, dedications, Parcel Maps and conditions, covenants and restrictions do not unreasonably interfere with Tenant’s rights hereunder to use of the Premises, the Common Area or the Parking Facility, including access thereto. Upon 10 days prior written request, Tenant shall sign any such documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting, recordation and subordination of this Lease to same. The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

25.13 Athletic Facility. Subject to the provisions of this Section 25.13, and in consideration of the terms and conditions hereof (including Tenant’s obligation to pay the Athletic Facility Fee), Landlord shall provide Tenant with 125 memberships to the athletic facility located at 1100 Seaport Boulevard, Redwood City, California (the “Athletic Facility”). In addition, Tenant, upon 30 days’ notice to Landlord from time to time, may purchase up to 100 additional memberships to the Athletic Facility (each, an “Additional Membership”) for a monthly cost of $17.50 per Additional Membership to be paid monthly as part of the Athletic Facility Fee as provided in Section 1.5. Such memberships shall be for the non-exclusive use of the Athletic Facility by Tenant’s employees during the Term. Any Tenant employee electing to use one of the memberships and the Athletic Facility first shall execute and deliver to Landlord (or the owner or operator of such Athletic Facility) Landlord’s (or such owner’s or operator’s) then-standard form of license or other agreement governing such use. The use of the Athletic Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord (or the owner or operator of such Athletic Facility). Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any Claim that is imposed or asserted by any third party and arises from (a) any negligence or willful misconduct of Tenant’s employee(s) in connection with the use of the Athletic Facility, or (b) any breach by Tenant’s employee(s) of any representation, covenant or other term contained in the license or other agreement governing such employee’s use of the Athletic Facility. The costs of operating, maintaining and repairing the Athletic Facility shall be included as part of Expenses, subject to the terms and conditions of Section 4.

25.14 Project Declaration. The parties acknowledge that (a) all provisions of this Lease are subject and subordinate to the terms of the Project Declaration (defined below), and (b) under the Project Declaration, the Declarant (as defined in the Project Declaration) or the Association (as defined in the Project Declaration) is responsible, by itself or through the Manager (as defined in the Project Declaration), for maintaining, repairing, replacing, restoring, operating and maintaining (“Operating”) the Project Common Areas (defined below) on the terms and conditions of, and subject to the allocation and assessment of costs incurred as provided in, the Project Declaration. Accordingly, the parties agree that, notwithstanding any contrary provision in this Lease, (i) Tenant’s rights hereunder are subject and subordinate to the terms of the Project Declaration; (ii) to the extent Landlord is no longer the Declarant nor the Manager (or to the extent the Project Common Areas are owned or Operated by the Association), Landlord’s obligations hereunder to provide Tenant (or Tenant’s employees) with rights to use the Project Common Areas shall be limited to the obligation to use commercially reasonable efforts to enforce the obligations of such parties under the Project Declaration to provide Tenant (or Tenant’s employees) with such rights; (iii) to the extent Landlord is no longer the Declarant nor the Manager (or to the extent the Project Common Areas are owned or Operated by the Association), Landlord’s obligations hereunder to Operate the Project Common Areas as described herein shall be limited to the obligations to (A) use commercially reasonable efforts to enforce the obligations of such parties under the Project Declaration to so Operate the Project Common Areas, and (B) perform any obligations to so Operate the Project Common Areas that Landlord may have under the Project Declaration; and (iv) all “Assessments” (as defined in the Project Declaration) attributable to the Property shall be included in Expenses, subject to the terms and conditions of Section 4. Landlord shall have no liability for claims arising from acts or omissions of the Association nor, to the extent Landlord is no longer the Declarant nor the Manager, for the acts or omissions of any such parties. Without limiting the foregoing, Landlord shall not be liable to Tenant, and Tenant shall not be entitled to any abatement of Rent, as a result of a person or entity exercising its rights under the Project Declaration. Tenant shall not breach, nor cause Landlord to be in breach of, the terms of the Project Declaration. Without limitation, Tenant, at its sole cost and expense, shall comply with the following terms of the Project Declaration to the extent applicable to the Tenant’s use and occupancy of the Premises and/or Tenant’s use of the Building or Project Common Areas: Sections 6.2, 6.3, 6.4, 7.1, 7.3, 7.4, 7.6, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18 and 7.19; provided, however, that Tenant shall not submit any plans for approval by the Committee (as defined in the Project Declaration) without the prior written consent of Landlord. As used herein, “Project Common Areas” means the areas defined in the Project Declaration as “Common Areas.” As used herein, “Project Declaration” means that certain Declaration of Covenants, Conditions, Restrictions, Easements and Charges for Commercial Planned Development dated June 9, 2000 and recorded July 21, 2000 as Instrument No. 2000-089122 in the Official Records of the County of San Mateo, California, as amended by (1) that certain First Amendment to Declaration of Covenants, Conditions, Restrictions, Easements and Charges for Commercial Planned Development dated as of December 6, 2006 and recorded December 7, 2006 as Instrument No. 2006-185322 in the Official Records of the County of San Mateo, California and (2) that certain Second Amendment to Declaration of Covenants, Conditions, Restrictions, Easements and Charges for Commercial Planned Development dated as of April __, 2007 and recorded April 11, 2007 as Instrument No. 2007-055324 in the Official Records of the County of San Mateo, California.

25.15 Underlying Documents. Tenant agrees that (i) Tenant’s rights under this Lease are subject and subordinate to the Underlying Documents (defined below), (ii) Tenant shall not cause Landlord to be in breach of the Underlying Documents, and (iii) to the extent applicable to Tenant’s use and occupancy of the Premises and/or Tenant’s use of the Building and the Common Areas, Tenant shall comply with the terms of the Underlying Documents at its sole cost and expense. As used herein, “Underlying Documents” means any covenants, conditions restrictions and other documents of record applicable to the Project (except for the Project Declaration and any Security Agreement, which documents are addressed elsewhere in this Lease).

26 HAZARDOUS MATERIALS AND MOLD.

26.1 Hazardous Materials.

26.1.1 Definitions. As used herein, the following terms shall have the following meanings:

(a) “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.)

(b) Tenant shall be deemed to “Use” a quantity of Hazardous Material if Tenant, any of its (direct or indirect) owners, any of their respective beneficiaries, trustees, officers, directors, employees or agents (including Tenant, each, a “Tenant Party”) or any contractor of Tenant brings upon, produces, treats, stores, handles, discharges, disposes of, or otherwise uses such quantity of such Hazardous Material in or about the Premises or Project.

(c) “Disclosure Certificate” means a Hazardous Materials Disclosure Certificate substantially in the format of Exhibit J.

26.1.2 Use of Hazardous Materials. Tenant shall not Use any quantity of any Hazardous Material (other than quantities and types of office and janitorial supplies typically associated with general office use) unless (a) such Use is described in the most recent Disclosure Certificate provided by Tenant to Landlord, and (b) Landlord has approved such Use (which approval may be withheld or conditioned in Landlord’s sole and absolute discretion unless such Use complies with applicable Laws and, when combined with all other Uses of Hazardous Materials permitted hereunder, does not, in Landlord’s reasonable judgment, result in a total and material hazard to the Premises, the Project, or persons located thereon that materially exceeds the hazard posed by the Use of the Hazardous Materials described in the initial Disclosure Certificate attached as Exhibit J, in which case such approval shall not be unreasonably withheld or conditioned). Landlord shall provide Tenant with notice approving or disapproving of any proposed Use of any quantity of any Hazardous Material within 15 business days after receiving a Disclosure Certificate describing such proposed Use (provided that Tenant does not submit a new Disclosure Certificate to Landlord more frequently than twice per calendar year). If the Disclosure Certificate attached as Exhibit J (which is hereby provided by Tenant to Landlord) describes one or more specific Use(s) of one or more specific quantities of one or more specific Hazardous Materials, Landlord hereby approves such Use(s) for purposes of this Section 26.1.2.

26.1.3 Compliance with Law; Indemnification. Without limiting its obligations, Tenant, at its expense, shall (a) cause any Use of Hazardous Materials by Tenant to comply with Law, including by obtaining and complying with all governmental permits necessary for such compliance; and (b) indemnify, defend and hold the Landlord Parties harmless from and against any Claim that is imposed or asserted by any third party and arises from any such Use.

26.1.4 Inspection. Landlord, at its option, may, at any time (but not more than once in any calendar year unless Landlord has Reasonable Cause (defined below)), after reasonable notice to Tenant, enter the Premises and perform such inspections, tests and investigations as may be reasonably necessary to determine whether Tenant is in compliance with the provisions of this Section 26.1 (a “Compliance Inspection”). For purposes hereof, Landlord shall be deemed to have “Reasonable Cause” for a Compliance Inspection if and only if (x) Landlord has reasonable cause to believe that Tenant has breached any provision of this Section 26.1, or (y) such Compliance Inspection is required by any Security Holder or governmental agency. The reasonable cost of any Compliance Inspection permitted under this Section 26.1.4 shall be reimbursed by Tenant to Landlord promptly upon demand, but only if (i) such Compliance Inspection reveals noncompliance by Tenant with the requirements of this Section 26.1, or (ii) Tenant is conducting (or Tenant’s latest Disclosure Certificate, if any, indicates that Tenant is conducting) a Use that requires a Disclosure Certificate.

26.1.5 Landlord Notification. Tenant shall promptly provide Landlord with complete copies of all documents, correspondence and other written materials submitted or received by or on behalf of Tenant concerning environmental issues at the Premises or the Project, including any written material relating to any actual or potential release, discharge, spill, investigation, compliance, cleanup or abatement of Hazardous Materials or any actual or potential cause of action, claim or legal proceeding relating thereto. Tenant shall use commercially reasonable efforts, within twenty-four (24) hours after acquiring actual knowledge of any unauthorized release, spill or discharge of Hazardous Materials in, on, or about the Premises or Project, to provide notice to Landlord fully describing such event. Without limiting the foregoing, Tenant, within twenty-four (24) hours of receiving any warning, notice of violation, permit suspension or similar disciplinary measure relating to Tenant’s actual or alleged failure to comply with any Law or permit relating to Hazardous Materials, shall provide notice to Landlord of the same.

26.1.6 Remedial Work. If any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or remediation of Hazardous Materials at or about the Premises or Project (collectively, “Remedial Work”) is required by Law (or is otherwise necessary to render the Premises suitable for unrestricted use) as a result of any Use of Hazardous Materials by any Tenant Party or any contractor of Tenant, then Tenant, at Landlord’s option, shall either perform such Remedial Work at Tenant’s cost or pay Landlord, within thirty (30) days after demand, the cost of performing such

Remedial Work. All Remedial Work performed by Tenant shall be performed in compliance with applicable Laws, by contractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), under the supervision of a consulting engineer approved by Landlord, and otherwise in accordance with Section 7.3. Tenant shall reimburse Landlord, within thirty (30) days after demand, Landlord’s reasonable out-of-pocket attorneys’ and experts’ fees and costs incurred in connection with monitoring or reviewing any Remedial Work.

26.2 Mold. Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Without limiting its obligations, Tenant, at its expense, shall keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises, are integral to its obligations under this Lease. Without limiting the foregoing, Tenant, at its expense, shall immediately notify Landlord if it observes, suspects or has reason to believe that any of the following exists or has occurred at the Premises: (a) mold or any other condition that reasonably can be expected to cause or result from mold or fungus, including observed or suspected instances of water damage, condensation, seepage, leaks or any other water penetration (from any source, internal or external), mold growth or mildew (each, a “Mold Condition”), or (b) repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (each, a “Mold Event”). If Landlord has reason to suspect that any Mold Condition exists or any Mold Event has occurred at the Premises, Landlord may perform an inspection to determine whether such suspicion is correct.

26.3 Surrender. At the expiration or earlier termination hereof, Tenant, without limiting its obligations, shall surrender the Premises to Landlord free of (a) any Hazardous Materials placed in, about or near the Premises by any Tenant Party or any contractor of Tenant, and (b) any Mold Condition to the extent caused or exacerbated by any negligence, willful misconduct, or breach of this Lease of or by any Tenant Party or any contractor of Tenant.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

VII PAC SHORES INVESTORS, L.L.C., a Delaware limited liability company

By:	VII PAC SHORES JUNIOR MEZZ, L.L.C., a Delaware limited liability company its sole member and manager

	By:	BREP/SCG PAC SHORES HOLDINGS LLC
a Delaware limited liability company, its sole member and manager

		By:	BREP HOLDINGS PS L.L.C.,
a Delaware limited liability company, its member

			By:	/s/ John C. Moc
			Name:	John C. Moc
			Title:	Market Managing Director

		By:	PS VII HOLDINGS, LLC,
a Delaware limited liability company, its member

			By:	/s/ Andrew Wong
			Name:	Andrew Wong
			Title:	Authorized Person

TENANT:

OPENWAVE MOBILITY, INC., a Delaware corporation

By:	/s/ Kelly S. Sharpe
Name:	Kelly S. Sharpe
Title:	CFO

OPENWAVE MESSAGING, INC., a Delaware corporation

By:	/s/ Kelly S. Sharpe
Name:	Kelly S. Sharpe
Title:	CFO

EXHIBIT A

PACIFIC SHORES CENTER – BUILDING NUMBER 6

OUTLINE OF PREMISES

See Attached

Exhibit A

1

EXHIBIT B

PACIFIC SHORES CENTER – BUILDING NUMBER 6

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1 ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $29.00 per rentable square foot of the Premises (i.e., $1,059,167.00) to be applied toward the TI Allowance Items (defined in Section 1.2 below); provided, however, that a portion of the Allowance not to exceed $4.00 per rentable square foot of the Premises (i.e., $146,092) may be applied toward the Other Allowance Items (defined in Section 1.2.3 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the TI Allowance Items, to the extent such costs exceed the lesser of (a) the portion of the Allowance not used to pay for Other Allowance Items, or (b) the aggregate amount that Landlord is required to disburse for the payment of TI Allowance Items pursuant to this Work Letter. Tenant shall be responsible for all costs of the Other Allowance Items to the extent such costs exceed the lesser of (a) the portion of the Allowance not used to pay for TI Allowance Items, or (b) the aggregate amount that Landlord is required to disburse for the payment of Other Allowance Items pursuant to this Work Letter. Notwithstanding any contrary provision of this Lease, if Tenant fails to use the entire Allowance November 1, 2013, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of Allowance.

1.2.1 TI Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “TI Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (defined in Section 2.3 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by Tenant’s plans and specifications (the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) the Coordination Fee (defined in Section 2.3 below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

Exhibit B

1

1.2.2 Disbursement for TI Allowance Items. Subject to the terms hereof, Landlord shall make monthly disbursements of the Allowance for TI Allowance Items as follows:

1.2.2.1 Monthly Disbursements. Not more frequently than once per calendar month, Tenant may deliver to Landlord: (i) a request for payment of Tenant’s contractor, approved by Tenant, in AIA G-702/G-703 format or another format reasonably requested by Landlord, showing the schedule of values, by trade, of percentage of completion of the Tenant Improvement Work, detailing the portion of the work completed and the portion not completed (which approved request shall be deemed Tenant’s approval and acceptance of the work and materials described therein); (ii) copies of all third-party contracts (including change orders) to which Tenant is a party and pursuant to which the Tenant Improvement Work has been performed, including paid invoices from all parties providing labor or materials to the Premises; (iii) executed conditional mechanic’s lien releases from all parties providing labor or materials to the Premises (along with unconditional mechanic’s lien releases for any prior payments made pursuant to this paragraph) satisfying California Civil Code § 3262(d); and (iv) all other information reasonably requested by Landlord. Within 30 days after receiving such materials, Landlord shall deliver a check to Tenant, payable jointly to Tenant and its contractor, in the amount of the lesser of (a) the amount requested by Tenant pursuant to the preceding sentence, less a 10% retention (the aggregate amount of such retentions shall be referred to in this Work Letter as the “Final Retention”), or (b) the amount of any remaining portion of the Allowance (not including the Final Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment request.

1.2.2.2 Final Retention. Subject to the terms hereof, Landlord shall deliver to Tenant a check for the Final Retention within 30 days after the latest of (a) the completion of the Tenant Improvement Work in accordance with the approved plans and specifications; (b) Landlord’s receipt of (i) copies of all third-party contracts (including change orders) to which Tenant is a party and pursuant to which the Tenant Improvement Work has been performed, including paid invoices from all parties providing labor or materials to the Premises; (ii) executed unconditional mechanic’s lien releases satisfying California Civil Code §§ 3262(d) and 3262(d)(4); (iii) a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed; (iv) evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (v) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (d) Tenant’s compliance with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s payment of the Final Retention shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment requests.

1.2.3 Other Allowance Items. To the extent permitted under Section 1.1 above, and except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord for the following items (the “Other Allowance Items”): moving expenses, the costs of purchasing and installing for use in the Premises Tenant’s furniture, equipment, Lines, and/or other personal property, and any fees paid by Tenant for a project manager to oversee the Tenant Improvement Work on Tenant’s behalf.

1.2.4 Disbursement for Other Allowance Items. Subject to the terms hereof, any portion of the Allowance that Tenant is entitled to use for Other Allowance Items shall be disbursed by Landlord to Tenant within thirty (30) days after receipt of paid invoices from Tenant with respect to such Other Allowance Items.

Exhibit B

2

2 MISCELLANEOUS.

2.1 Applicable Lease Provisions. Without limitation, the Tenant Improvement Work shall be subject to Sections 7.2, 7.3 and 8 of this Lease.

2.2 Plans and Specifications. Landlord shall provide Tenant with notice approving or disapproving any proposed plans and specifications for the Tenant Improvement Work within five (5) business days after the later of Landlord’s receipt thereof from Tenant or the mutual execution and delivery of this Lease. Any such notice of disapproval shall describe with reasonable specificity the basis of disapproval and the changes that would be necessary to resolve Landlord’s objections. Landlord hereby approves, pursuant to Section 7.2 of this Lease, the space plan attached hereto as Exhibit B-1 (the “Approved Space Plan”) subject to Landlord’s review and approval of construction drawings prepared by Tenant consistent with the Approved Space Plan; provided, however, that Landlord shall not disapprove any elements shown in such construction drawings that are also shown in the Approved Space Plan.

2.3 Review Fees; Coordination Fee. Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (“Review Fees”). In consideration of Landlord’s coordination of the Tenant Improvement Work, Tenant shall pay Landlord a fee (the “Coordination Fee”) in an amount equal to 2.0% of the cost of the Tenant Improvement Work (not to exceed $20,000.00).

2.4 Tenant Default. Notwithstanding any contrary provision of this Lease, if a Default occurs before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused, and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such Default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.

2.5 Other. This Work Letter shall not apply to any space other than the Premises.

3 LANDLORD’S INITIAL CONSTRUCTION. Landlord shall cause the construction or installation of the following items in a good and workmanlike manner using Building-standard materials, methods and finishes (collectively, the “Initial Landlord Work”):

A.	Replace/reinstall the missing doors and door hardware within the Premises (approximately 10-12 doors) to match the existing doors.

B.	Repair all light ballasts and lamps.

Notwithstanding any contrary provision of this Lease, the Initial Landlord Work shall be performed at Landlord’s expense and shall not be deemed Tenant Improvements, Tenant Improvement Work or a TI Allowance Item. Landlord shall use commercially reasonable efforts to cause the Initial Landlord Work to be performed in a manner that does not interfere with or delay Tenant’s performance of the Tenant Improvement Work; provided, however, that Landlord shall not be required to delay performance of, or pay overtime rates for, the Initial Landlord Work. Tenant shall cause the Tenant Improvement Work to be performed in a manner that does not interfere with or delay Landlord’s performance of the Initial Landlord Work.

Exhibit B

3

EXHIBIT B-1

PACIFIC SHORES CENTER – BUILDING NUMBER 6

APPROVED SPACE PLAN

See Attached

Exhibit B-1

1

EXHIBIT C

PACIFIC SHORES CENTER – BUILDING NUMBER 6

CONFIRMATION LETTER

                                                   , 20

To:

Re: Office Lease (the “Lease”) dated                     , 20    , between                             , a                              (“Landlord”), and                                     , a                              (“Tenant”), concerning Suite          on the         floor of the building located at [1200] [1300] [1600] [1700] [1800] [1900] Seaport Boulevard, Redwood City, CA 94063, commonly known as Pacific Shores Center – Building Number [    ]

Lease ID:

Business Unit Number:

Dear                     :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is and the Expiration Date is .

2.	The exact number of rentable square feet within the Premises, according to Landlord’s most recent measurement, is square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact numbers of rentable square feet within the Premises and the Building (according to Landlord’s most recent measurement) is %, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

,
a

By:
Name:
Title:

Agreed and Accepted as of                     , 201    .

“Tenant”:

,
a

By:
Name:
Title:

Exhibit C

1

EXHIBIT D

PACIFIC SHORES CENTER – BUILDING NUMBER 6

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Fifteen (15) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

Exhibit D

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11. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

Exhibit D

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21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

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EXHIBIT E

PACIFIC SHORES CENTER – BUILDING NUMBER 6

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

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EXHIBIT F

PACIFIC SHORES CENTER – BUILDING NUMBER 6

ADDITIONAL PROVISIONS

1.	ENVIRONMENTAL DISCLOSURE. Pursuant to Section 25359.7 of the California Health and Safety Code, Landlord hereby discloses to Tenant the condition of the Property described in that certain Phase I Environmental Site Assessment dated February, 2012, prepared by Enviro-Sciences (of Delaware), Inc. Tenant acknowledges that Landlord has made a copy of such report available to Tenant (without warranty as to its accuracy or completeness), and the Tenant has fully reviewed such report.

2.	ACKNOWLEDGEMENT OF NOTICES. Landlord has provided and Tenant hereby acknowledges receipt of the notices attached as Exhibit G and Exhibit H hereto, concerning the presence of certain uses and operations of neighboring parcels of land.

3.	OPTIONS. Notwithstanding anything herein to the contrary, to the extent Landlord has granted to Tenant a right of first offer, right of first refusal, expansion option, extension or renewal option, or other similar right pursuant to the terms hereof, such right shall be subject and subordinate to those rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) granted pursuant to those two certain agreements titled Recognition Agreement and Option to Lease Additional Space and dated March 31, 2008, each between VII Pac Shores Investors, L.L.C., a Delaware limited liability company (as grantor) and PDL Biopharma, Inc., a Delaware corporation. Memoranda of such agreements were recorded in the Official Records of San Mateo County, California as Instrument Nos. 2008-089674 and 2008-089675.

4.	LETTER OF CREDIT.

4.1.	General Provisions. Within three (3) business days after Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease,

Exhibit F

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including any damages arising under California Civil Code § 1951.2 following termination of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit I and containing the terms required herein, in the face amount of $300,000.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by Silicon Valley Bank or another financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term, as it may be extended from time to time. If the Letter of Credit held by Landlord expires before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 60 days before the expiration date of the Letter of Credit then held by Landlord. In addition, if, at any time before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord fails to meet the Minimum Financial Requirement (defined below), Tenant, within 10 business days after Landlord’s demand, shall deliver to Landlord, in replacement of such Letter of Credit, a new Letter of Credit issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in Landlord’s sole discretion, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced. For purposes hereof, a financial institution shall be deemed to meet the “Minimum Financial Requirement” on a particular date if and only if, as of such date, such financial institution (i) has not been placed into receivership by the FDIC; and (ii) has a financial strength that, in Landlord’s good faith judgment, is not less than that which is then generally required by Landlord and its affiliates as a condition to accepting letters of credit in support of new leases. Any new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) shall comply with all of the provisions of this Section 4, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the Letter of Credit that is expiring or being replaced.

4.2.	Drawings under Letter of Credit. Upon Tenant’s failure to comply with one or more provisions of this Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts due to Landlord from Tenant, and (b) satisfy any other damage, injury, expense or liability caused by Tenant’s failure to so comply. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 4 when required under this Section 4, Landlord may draw upon the Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 4 (the “LC Proceeds Account”).

Exhibit F

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4.3.	Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may, immediately upon any draw (and without notice to Tenant), apply or offset the proceeds of the Letter of Credit against (a) any Rent payable by Tenant under this Lease that is not paid when due; (b) all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under section California Civil Code § 1951.2 following termination of this Lease; and (c) any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s failure to comply with this Lease. Provided that Tenant has performed all of its obligations under this Lease, Landlord shall pay to Tenant, within 45 days after the Final LC Expiration Date, the amount of any proceeds of the Letter of Credit received by Landlord and not applied as provided above; provided, however, that if, before the expiration of such 45-day period, a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then such payment shall not be required until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

4.4.	Additional Covenants of Tenant. If, for any reason, the amount of the Letter of Credit becomes less than the Letter of Credit Amount, Tenant shall, within five (5) business days after notice from Landlord, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 4, and if Tenant fails to comply with the foregoing, notwithstanding any contrary provision of this Lease, such failure shall constitute a Default. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

4.5.	Nature of Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event shall the Letter of Credit or any renewal thereof, any substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under California Civil Code § 1950.7, as it may be amended or succeeded, or any other Law applicable to security deposits in the commercial context (“Security Deposit Laws”); (b) acknowledge and agree that the Letter of Credit (including any renewal thereof, any substitute therefor or any proceeds thereof) is not intended to serve as a security deposit and shall not be subject to the Security Deposit Laws; and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of California Civil Code § 1950.7 and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 4 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of this Lease.

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4.6.	Reduction in Letter of Credit Amount. Subject to the terms of this Section 4.6, Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amount will be $150,000.00 as of the last day of the 36th full calendar month of the Term. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant’s delivery to Landlord, at any time after the last day of the 36th full calendar month of the Term, of a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount. Notwithstanding any contrary provision hereof, if Tenant is in Default, Tenant shall have no right to reduce the Letter of Credit Amount.

5.	USE OF LANDLORD’S UPS SYSTEM AND EMERGENCY GENERATOR

5.1.	UPS Equipment. During the Term, Tenant, may use, within the Premises only and subject to the terms of this Section 5 and such other reasonable terms and conditions as Landlord may impose (but at no additional charge, subject to the following provisions of this Section 5), the UPS equipment owned by Landlord that is currently located in the Premises and described in Exhibit F-1 (“Landlord’s UPS Equipment”). Tenant accepts Landlord’s UPS Equipment in its existing condition, with no representations or warranties as to quality, condition, merchantability or fitness for use, any such warranties being specifically excluded. Tenant, at its expense, shall maintain Landlord’s UPS Equipment (and, upon the expiration or earlier termination of this Lease, surrender Landlord’s UPS Equipment to Landlord in place in the Premises) in as good condition as exists on the date of delivery of possession thereof to Tenant, ordinary wear and tear excepted. Without limiting the foregoing, Tenant shall be responsible for repairing and/or replacing Landlord’s UPS Equipment to the extent it is damaged by any Casualty during the Term, and Tenant shall cause Landlord’s UPS Equipment to be covered by Tenant’s property insurance required under Section 10.2.2 of this Lease. Tenant shall not be required to replace Landlord’s UPS Equipment unless it is damaged beyond repair, or otherwise reaches the end of its useful life, in either case as a result of a Casualty or an Act of Tenant.

5.2.	Emergency Generator. During any period in which electrical power to the Premises is interrupted, Tenant may connect Tenant loads to the emergency generator serving the Building (the “Emergency Generator”), subject to the following terms of this Section 5 and such other reasonable terms and conditions as Landlord may impose (but at no additional charge, subject to the following provisions of this Section 5):

A.	Maximum Load; Compliance with Law; Usage Meter. Tenant loads shall not exceed 500 kVA, and Tenant’s use of the Emergency Generator shall comply with applicable Laws. Before connecting any Tenant load to the Emergency Generator and continuing throughout the balance of the Term, Tenant, at its expense and in accordance with Section 7.2 of this Lease, shall install in the Premises, and maintain in good operating condition, a meter (the “Meter”) designed and configured to capture all Tenant loads connected to the Emergency Generator. Upon the expiration or earlier termination of this Lease, Tenant shall surrender and convey the Meter to Landlord, free and clear of any claim, lien, right, title or interest of any third party, and at no cost to Landlord.

Exhibit F

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B.	Control Devices. Landlord may install and maintain (i) control devices designed and configured to automatically shed or shut down Tenant loads if Tenant’s use of power from the Emergency Generator (“Emergency Generator Power”) exceeds the amount permitted by Section 5.2.A above; (ii) a shunt trip device designed and configured to automatically shut down Tenant’s connection to the Emergency Generator and use of Emergency Generator Power if the generator load for the Project exceeds eighty percent (80%) of the Emergency Generator rating; and (iii) any other transfer switches, meters, control devices or shunt trip devices that Landlord may reasonably consider appropriate in order to monitor and control Tenant’s connection to the Emergency Generator and use of the Emergency Generator Power (together with the devices described in the preceding clauses (i) and (ii), collectively, “Control Devices”). Without limiting Section 5.2.F below, Tenant shall reimburse Landlord for its reasonable costs of any such installation and maintenance within 30 days after receiving Landlord’s request therefor together with reasonable documentation thereof.

C.	Emergency Shutdown. In the event of an emergency causing an interruption of power to any portion of the Project, Landlord, in its reasonable discretion, may immediately shed or shut down Tenant loads (an “Emergency Shutdown”) to the extent necessary to redirect Emergency Generator Power to the Project’s emergency/life-safety systems (e.g., elevators, fire-life safety and emergency lighting); provided, however, that (i) Landlord shall use its good faith efforts to provide Tenant with prior notice of any Emergency Shutdown; and (ii) to the extent Landlord’s load-shedding equipment permits Tenant loads to be shed in stages, Landlord shall use good-faith efforts to shed Tenant loads in accordance with the priorities, if any, of which Tenant has previously notified Landlord.

D.	Periodic Exercise and Testing. Notwithstanding any contrary provision hereof, (a) Landlord, in its discretion, may (i) exercise the Emergency Generator from time to time (but not more frequently than weekly), (ii) exercise any transfer switch from time to time (but no more frequently than monthly), and (iii) after five (5) business days’ notice to Tenant, perform annual maintenance procedures and full-load testing that may require that the Emergency Generator be taken off-line; and (b) Landlord shall not be liable to Tenant, and Tenant shall not be entitled to any abatement of rent or other recourse, if Emergency Generator Power is unavailable during any such exercise or testing (except, in the case of this clause (b), to the extent, if any, that Landlord fails to use good faith efforts not to unreasonably interfere with Tenant’s business operations in the Premises).

E.	Landlord’s Rights. Tenant shall provide Landlord with access to the Meter and, if located within the Premises, the Control Devices, at all reasonable times for the purposes of inspection and, if necessary (in Landlord’s good faith judgment), the performance of maintenance and repairs. If Landlord incurs any reasonable costs in connection with any such inspection, maintenance or repair, then, without limiting Section 5.2.F below, Tenant shall reimburse Landlord for such costs within 30 days after receiving Landlord’s written demand therefor together with reasonable documentation thereof. Notwithstanding the foregoing, Landlord, at its option, may require Tenant to perform any necessary repair or maintenance of the Meter at Tenant’s expense within a timeframe reasonably determined by Landlord. In exercising its rights under this Section 5.2.E, Landlord shall use good faith efforts to not unreasonably interfere with Tenant’s business operations at the Premises.

Exhibit F

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F.	Tenant’s Payment of Costs. Tenant shall pay to Landlord, within 30 days after receiving demand therefor together with reasonable documentation thereof, any costs, including diesel fuel costs, incurred by Landlord in connection with supplying power to Tenant from the Emergency Generator as provided in this Section 5.2. For purposes of Section 4 of this Lease, the Emergency Generator shall be deemed part of the Base Building and, except as provided in this Section 5.2, the costs of its operation, repair, maintenance and replacement shall be included in Expenses subject to the terms of Section 4. Without limiting the foregoing, Landlord’s costs of performing the periodic exercise and testing described in Section 5.2.D above shall be included in Expenses subject to the terms of Section 4.

5.3.	Personal to Tenant. Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 5 shall be personal to the party named as Tenant in the first paragraph of this Lease (“Original Tenant”) and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party.

6.	USE OF LANDLORD’S FURNITURE. During the Term, Tenant, may use, within the Premises only and subject to such reasonable terms and conditions as Landlord may impose (but at no additional charge, subject to the following provisions of this Section 6), the furniture owned by Landlord that is currently located in the Premises and described on Exhibit F-2, but excluding any such furniture (the “Excluded Furniture”) identified by Tenant in a notice delivered to Landlord not later than October 15, 2012 (excluding the Excluded Furniture, “Landlord’s Furniture”). Tenant accepts Landlord’s Furniture in its existing condition, with no representations or warranties as to quality, condition, merchantability or fitness for use, any such warranties being specifically excluded. Tenant, at its expense, shall maintain Landlord’s Furniture (and, upon the expiration or earlier termination of this Lease, surrender Landlord’s Furniture to Landlord in place in the Premises) in as good condition as exists on the date of delivery of possession thereof to Tenant, ordinary wear and tear excepted. Without limiting the foregoing, Tenant shall be responsible for repairing and/or replacing Landlord’s Furniture to the extent it is damaged by any Casualty during the Term, and Tenant shall cause Landlord’s Furniture to be covered by Tenant’s property insurance required under Section 10.2.2 of this Lease. Landlord, at its expense, shall remove any Excluded Furniture from the Premises. Landlord shall use commercially reasonable efforts to complete such removal within 10 business days after receiving Tenant’s notice identifying the Excluded Furniture.

7.	MONUMENT SIGNAGE.

7.1.	Tenant’s Right to Monument Signage. Subject to the terms of this Section 7, from and after the Commencement Date, Tenant shall have the right to have signage (“Tenant’s Monument Signage”) bearing Tenant’s Name (defined below) installed on a panel of the monument sign located in front of the southeast side of the Building (the “Monument Sign”). As used herein, “Tenant’s Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (“Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that

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such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is then being used by Tenant on a substantially nationwide basis and is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 7 shall be personal to Original Tenant and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party; and (ii) if at any time a Signage Default (defined below) occurs or the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further rights under this Section 7, even if such Signage Default is later cured and/or the Minimum Occupancy Requirement later becomes satisfied, as applicable. For purposes of this Section 7, a “Signage Default” shall be deemed to occur if and only if (x) after a Default occurs, Landlord provides Tenant with notice that Tenant may lose its right to Tenant’s Monument Signage under this Section 7 if Tenant fails to cure such Default within 10 business days after such notice, and (y) such Default is not cured within such 10-business-day period. For purposes of this Section 7, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if a portion of the Premises containing at least 19,000 rentable square feet has not been subleased (other than to an Affiliate of Tenant), in whole or in part, for more than 75% of the balance of the term of the Lease.

7.2.	Landlord’s Approval. Any proposed Tenant’s Monument Signage shall comply with all applicable Laws and shall be subject to Landlord’s prior written consent. Without limitation, Landlord may withhold consent to any Tenant’s Monument Signage that, in Landlord’s sole judgment, is not harmonious with the design standards of the Building and Monument Sign, and Landlord may require that Tenant’s Monument Signage be of the same size and style as the other signage on the Monument Sign. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used in Tenant’s Monument Signage; and (if applicable and Landlord consents thereto) any arrangements for illumination.

7.3.	Fabrication; Installation; Maintenance; Removal; Costs. Landlord shall (a) fabricate (substantially in accordance with Tenant’s design approved by Landlord), install and, at the expiration or earlier termination of Tenant’s rights under this Section 7, remove Tenant’s Monument Signage; and (b) maintain, repair, and (if applicable) illuminate the Monument Sign. Tenant shall reimburse Landlord, promptly upon demand, for (x) all costs incurred by Landlord in fabricating, installing or removing Tenant’s Monument Signage, and (y) Tenant’s pro rata share (as determined taking into account any other parties using the Monument Sign) of all costs incurred by Landlord in maintaining, repairing and (if applicable) illuminating the Monument Sign.

8.	EXTENSION OPTION.

8.1.	Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one additional period of five (5) years commencing on the day following the Expiration Date and ending on the 5th anniversary of the Expiration Date (the “Extension Term”), if:

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A.	Not less than nine (9) and not more than 12 full calendar months before the Expiration Date, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 8.5 below) rate for the Extension Term;

B.	Tenant is not in default under the Lease beyond any applicable cure period when Tenant delivers the Extension Notice;

C.	Not more than 30% of the Premises is sublet (other than to an Affiliate of Tenant) for more than 75% of the remaining balance of the Term when Tenant delivers the Extension Notice; and

D.	The Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

8.2.	Terms Applicable to Extension Term.

A.	During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease.

8.3.	Procedure for Determining Prevailing Market.

A.	Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 8.3.B below shall apply.

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B.	Dispute Resolution Procedure.

1.	If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years’ experience within the previous 10 years as a real estate appraiser working in San Mateo County, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.	If each party selects an appraiser in accordance with Section 8.3.B.1 above, the parties shall cause their respective appraisers to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such appraisers shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the appraisers fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the appraisers to select a third appraiser meeting the above criteria (and if the appraisers fail to agree upon such third appraiser within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third appraiser). Promptly upon selection of such third appraiser, the parties shall instruct such appraiser (or, if only one of the parties has selected an appraiser within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such appraiser) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such appraiser (the “Final Appraiser”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Appraiser and of any experts retained by the Final Appraiser. Any fees of any other appraiser, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

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C.	If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the Expiration Date until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

8.4.	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 8.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the Expiration Date, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 8.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

8.5.	Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Redwood City, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

8.6.	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or the Project existing on the date hereof.

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9.	RIGHT OF FIRST OFFER.

9.1.	Grant of Option; Conditions.

A.	Subject to the terms of this Section 9, Tenant shall have an ongoing right of first offer (“Right of First Offer”) with respect to the following suite (and with respect to each portion of such suite) (such suite or portion thereof, a “Potential Offering Space”): the 23,245 rentable square feet known as Suite No. 450 on the 4th floor of the Building shown on the demising plan attached as Exhibit F-3. Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord shall provide Tenant with written notice (the “Advice”) advising Tenant of the terms under which Landlord is prepared to lease such Potential Offering Space (an “Offering Space”) to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is under lease to a third party as of, or at any time after, the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. Tenant may lease any Offering Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within five (5) business days after the date of the Advice.

B.	Notwithstanding any contrary provision hereof, Tenant shall have no Right of First Offer, and Landlord shall not be required to provide Tenant with an Advice, with respect to any Potential Offering Space, if:

1.	Tenant is in default under the Lease beyond any applicable cure period when Landlord would otherwise deliver the Advice; or

2.	more than 30% of the Premises is sublet (other than to an Affiliate of Tenant) for more than 75% of the remaining balance of the Term when Landlord would otherwise deliver the Advice; or

3.	the Lease has been assigned (other than pursuant to a Permitted Transfer) before the date on which Landlord would otherwise deliver the Advice; or

4.	Tenant is not occupying the Premises when Landlord would otherwise deliver the Advice.

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9.2.	Terms for Offering Space.

A.	The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease.

B.	Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice, which provisions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment. Notwithstanding the foregoing, if the Prevailing Market rate for any portion of the Offering Space, as determined pursuant to Section 9.5 below, is less, on a per-rentable-square-foot basis, than the Base Rent rate during the last year of the initial Term, then the Base Rent rate for such portion of the Offering Space shall be increased to be equal to the Base Rent rate during the last year of the initial Term.

C.	Except as may be otherwise provided in the Advice, the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences. If Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement date of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

9.3.

Termination of Right of First Offer. Notwithstanding any contrary provision hereof, (a) Landlord shall not be required to provide Tenant with an Advice at any time after the last day of the 48th full calendar month of the Term unless Tenant has previously validly exercised, or continues to have the right to exercise, its Extension Option under Section 8 above; (b) Tenant may not exercise its Right of First Offer at any time after the last day of the 48th full calendar month of the Term unless Tenant has previously validly exercised, or then validly exercises, its Extension Option pursuant to Section 8 above; and (c) if the Term is extended pursuant to Section 8 above, then the rights of Tenant hereunder with respect to any Potential Offering Space shall terminate on the date occurring 12 months before the scheduled expiration date of the Extension Term. In addition, in any particular instance in which any Potential Offering Space becomes Available, the rights of Tenant hereunder with respect to such Potential Offering Space shall terminate, if not sooner pursuant to the preceding sentence, on the earlier to occur of (i) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space (or any larger Potential Offering Space containing such Potential Offering Space) within the 5-business-day period provided in Section 9.1.A above, or (ii) the date on which Landlord would have provided Tenant an Advice for such Potential Offering Space (or any larger Potential Offering Space containing such Potential Offering Space) if Tenant had not been in violation of one or more of the conditions set forth in Section 9.1.B above; provided, however, that nothing in this sentence shall prevent Tenant’s rights hereunder with respect to such Potential Offering Space from arising again if and when it becomes Available again after having been leased by Landlord to a third party. In addition, if (a) Landlord provides Tenant with an Advice for any Offering Space that contains a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential

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Offering Space, (b) Tenant does not exercise its Right of First Offer to lease such Offering Space pursuant to such Advice, and (c) Landlord grants such expansion right to a third party that leases such Offering Space, then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

9.4.	Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms in accordance with this Section 9. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

9.5.	Definition of Prevailing Market. For purposes of this Section 9, “Prevailing Market” means the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the Redwood City, California area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space; (ii) the space is encumbered by the option rights of another tenant; or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

9.6.	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or Project existing on the date hereof.

10.	BUILDING SIGNAGE.

10.1	Tenant’s Right to Building Signage; Tenant’s Right to Terminate. Subject to the terms of this Section 10, during the Term Tenant may install, maintain, repair, replace and operate the Building Signage (defined below). As used herein, “Building Signage” means a sign that bears Tenant’s Name and is located at the top of the exterior southeast side of the Building, as more particularly shown in Exhibit F-4. Notwithstanding any contrary provision of this Section 10, if (a) Tenant delivers to Landlord, not later than March 15, 2013 (the “Termination Deadline”), a notice terminating the provisions of this Section 10, and (b) Tenant has not commenced installation of the Building Signage, then the provisions of this Section 10 shall immediately and automatically terminate.

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10.2.	Building Signage Fee. In consideration of its rights under this Section 10, Tenant shall pay to Landlord the amount of $2,500.00 per month (the “Building Signage Fee”). The Building Signage Fee shall be paid on the first day of each calendar month, together with Monthly Rent. Notwithstanding the foregoing, the Building Signage Fees for the period beginning on the Commencement Date and ending on the last day of the last calendar month preceding the Deferred Payment Date (defined below) shall be due, in arrears, on the Deferred Payment Date. As used herein, “Deferred Payment Date” means the first day of the first calendar month beginning after the earlier of the Termination Deadline or the date, if any, on which Tenant commences installation of the Building Signage.

10.3.	Personal to Tenant; Signage Default. Notwithstanding any contrary provision hereof, (i) Tenant’s rights to the Building Signage under this Section 10 shall be personal to Original Tenant (defined in Section 7.1 above) and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party; and (ii) if at any time a Signage Default (defined below) occurs or the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further right to the Building Signage under this Section 10, even if such Signage Default is later cured and/or the Minimum Occupancy Requirement later becomes satisfied, as applicable. For purposes of this Section 10, a “Signage Default” shall be deemed to occur if and only if (x) after a Default occurs, Landlord provides Tenant with written notice that Tenant may lose its right to Building Signage under this Section 10 if Tenant fails to cure such Default within five (5) business days after such notice, and (y) such Default is not cured within such 5-business-day period. For purposes hereof, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if Tenant remains in full occupancy of the Premises and no portion of the Premises has been subleased (other than to an Affiliate of Tenant).

10.4.	Landlord’s Approval. The size, color, materials and all other aspects of the Building Signage, including the manner in which it is attached to the Building and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion.

10.5.

General Provisions. Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Building Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws. Without limiting the foregoing, Tenant shall not install or modify the Building Signage until after obtaining and providing copies to Landlord of all permits and approvals necessary therefor. Tenant shall be solely responsible, at its expense, for obtaining such permits and approvals; provided, however, that Landlord shall reasonably cooperate with Tenant, at no material cost or liability to Landlord, in executing permit applications and performing any other ministerial acts reasonably necessary to enable Tenant to obtain such permits and approvals. Within 30 days after the expiration or earlier termination of this Lease (or, if earlier, the date on which Tenant becomes no longer entitled to Building Signage under this Section 10), Tenant, at its expense, shall remove the Building Signage and restore all damage to the Building caused by its installation, operation or removal. Notwithstanding any contrary provision of this Lease, Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Building Signage, and (ii) promptly repair the Building Signage if it is damaged by fire or any other casualty (unless Tenant, by prompt written notice to Landlord, elects to remove the Building Signage altogether, in which event

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Tenant shall no longer be entitled to Building Signage under this Section 10). Except as may be expressly provided in this Section 10, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Building Signage shall be governed by the provisions of Section 7.3 of this Lease as if such work were an Alteration. If an emergency results from Tenant’s failure to maintain, repair, replace, operate or remove the Building Signage as required under this Section 10, then, without limiting Landlord’s remedies, Landlord, at its option, with notice to Tenant (by telephone, e-mail, fax or any other reasonable method, notwithstanding Section 25.1 of this Lease), may perform such maintenance, repair, replacement, operation or removal, in which event Tenant shall reimburse Landlord for the reasonable cost thereof upon Landlord’s demand. The costs of any utilities consumed in operation of the Building Signage shall be paid by Tenant upon Landlord’s demand in accordance with Section 3 of this Lease.

11.	ELEVATOR LOBBY SIGNAGE.

11.1	Tenant’s Right to Elevator Lobby Signage. Subject to the terms of this Section 11, during the Term Tenant may install, maintain, repair, replace and operate the Elevator Lobby Signage (defined below). As used herein, “Elevator Lobby Signage” means a sign that (i) bears Tenant Name’s and is located in the 4th floor lobby of the elevator that serves the Premises, in a location to be selected by Landlord and reasonably approved by Tenant.

11.2.	Personal to Tenant. Notwithstanding any contrary provision hereof, Tenant’s rights to the Elevator Lobby Signage under this Section 11 shall be personal to Original Tenant and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party.

11.4.	Landlord’s Approval. The size, color, materials and all other aspects of the Elevator Lobby Signage, including the manner in which it is attached to the wall of the elevator lobby and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion.

11.5.	General Provisions. Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Elevator Lobby Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws. Without limiting the foregoing, Tenant shall not install or modify the Elevator Lobby Signage until after obtaining and providing copies to Landlord of all permits and approvals necessary therefor. Tenant shall be solely responsible, at its expense, for obtaining such permits and approvals; provided, however, that Landlord shall reasonably cooperate with Tenant, at no material cost or liability to Landlord, in executing permit applications and performing any other ministerial acts reasonably necessary to enable Tenant to obtain such permits and approvals. Within 30 days after the expiration or earlier termination of this Lease (or, if earlier, the date on which Tenant becomes no longer entitled to Elevator Lobby Signage under this Section 11), Tenant, at its expense, shall remove the Elevator Lobby Signage and restore all damage to the Building caused by its installation, operation or removal. Notwithstanding any contrary provision of this Lease, Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Elevator Lobby Signage, and (ii) promptly repair the Elevator Lobby Signage if it is damaged by fire or any other casualty (unless Tenant, by prompt written notice to Landlord, elects to remove the Elevator Lobby Signage altogether, in which event Tenant shall no longer be entitled to Elevator Lobby Signage under this Section 11). Except as may be expressly provided in this Section 11, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Elevator Lobby Signage shall be governed by the provisions of Section 7.3 of this Lease as if such work were an Alteration. If an emergency results from Tenant’s failure to maintain, repair, replace, operate or remove the Elevator Lobby Signage as required under this Section 11, then, without limiting Landlord’s remedies, Landlord, at its option, with notice to Tenant (by telephone, e-mail, fax or any other reasonable method, notwithstanding Section 25.1 of this Lease), may perform such maintenance, repair, replacement, operation or removal, in which event Tenant shall reimburse Landlord for the reasonable cost thereof upon Landlord’s demand. The costs of any utilities consumed in operation of the Elevator Lobby Signage shall be paid by Tenant upon Landlord’s demand in accordance with Section 3 of this Lease.

12.	TENANT SECURITY SYSTEM. Any security system for the Premises (“Tenant Security System”) shall be deemed a Leasehold Improvement and shall be subject to all provisions of this Lease applicable to Leasehold Improvements. Any Tenant Security System (or portion thereof) installed by or for the benefit of Tenant shall be deemed a Tenant-Insured Improvement and shall be subject to all provisions of this Lease applicable to Tenant-Insured Improvements. Any Tenant Security System (or portion thereof) installed by Tenant pursuant to this Lease shall be deemed an Alteration and shall be subject to all provisions of this Lease applicable to Alterations. Tenant shall provide Landlord with such access cards, keys, code information and other materials and information as may be necessary for Landlord to access the Premises. From time to time Landlord may review any Tenant Security System, and if Landlord reasonably determines that such Tenant Security System adversely affects the Premises, the Base Building, the Building, or any other occupants of the Building, then, within a reasonable time after Landlord’s written request, Tenant shall make reasonable changes in personnel and/or equipment in order to eliminate such adverse effect.

Exhibit F

15

EXHIBIT F-1

PACIFIC SHORES CENTER – BUILDING NUMBER 6

LANDLORD’S UPS EQUIPMENT

Exhibit F-1

1

EXHIBIT F-2

PACIFIC SHORES CENTER – BUILDING NUMBER 6

LANDLORD’S FURNITURE

Exhibit F-2

1

EXHIBIT F-3

PACIFIC SHORES CENTER – BUILDING NUMBER 6

POTENTIAL OFFERING SPACE

Exhibit F-3

1

EXHIBIT F-4

PACIFIC SHORES CENTER – BUILDING NUMBER 6

Exhibit F-4

1

BUILDING SIGNAGE

EXHIBIT G

PACIFIC SHORES CENTER – BUILDING NUMBER 6

NOTICE TO TENANTS AND TRANSFEREES OF

CURRENT OR FUTURE USES OF ADJACENT PORT PROPERTY

Notice is hereby given to all lessees, tenants and transferees of land or interests in land located within the project commonly referred to as the “Pacific Shores Center” of the presence or potential future presence of Port (defined below) related industrial activities on the Port Parcel (defined below). All recipients of this notice should be aware of the following facts:

1. The parcel of Port property adjacent to Pacific Shores Center to the northwest (as more particularly shown on the Exhibit G-1 attached hereto, the “Port Parcel”) is now or may be developed for Port related maritime and industrial uses similar to those occupying other properties along the west side of Seaport Boulevard and to the west of Pacific Shores Center.

2. Such Port related maritime and industrial activities are those which are permitted by the general industrial zoning of the City of Redwood City and may include heavy industrial land uses, including uses which involve the receipt, transport, storage or management of hazardous wastes, aggregates, cement, gravel and similar materials, including the outdoor storage and handling of such materials.

3. Pacific Shores Center Limited Partnership, on behalf of itself, its successors and assigns, has recognized, accepted and approved such uses of the Port Parcel subject to the utilization of Best Available Management Practices (defined on Exhibit G-2 hereof) in the development and use of the Port Parcel. Capitalized terms used but not defined in Exhibit G-2 hereof shall have the meaning(s) given to such term(s) in that certain Agreement of Covenants Running With The Land dated March 27, 1998, between the City of Redwood City, a municipal corporation, acting by and through its Board of Port Commissioners (“Port”) and Pacific Shores Center Limited Partnership, a Delaware limited partnership, recorded March 27, 1998 as Instrument No. 98-042844 in the Official Records of San Mateo County.

4. Despite the use of Best Available Management Practices on the Port Parcel by the Port and its lessees and licensees and despite Pacific Shores Center Limited Partnership’s efforts (and the efforts of its successors and assigns) to ensure compatibility between such uses and those in Pacific Shores Center, it is possible that such uses will cause emissions into the air of dust or other particulate matter, or noise or odorous substances which may be offensive to or be perceived as a nuisance by occupants of Pacific Shores Center.

5. Pursuant to covenants made by Pacific Shores Center Limited Partnership on behalf of its successors and assigns, tenants and lessees, the tenants, lessees and transferees of Pacific Shores Center Limited Partnership have approved and accepted such neighboring uses subject to their utilization of Best Available Management Practices.

Exhibit G

1

6. Any actions to enjoin the continuation of such uses or to recover any damages to persons or property related to their operations are subject to a requirement for prior notice found in recorded covenants by Pacific Shores Center Limited Partnership. The following language is excerpted from such covenants:

“In the event that either party hereto believes that the other has failed to perform any covenant made herein in favor of the other, at least ten (10) days prior to the commencement of any action to enforce the covenants hereunder or to recover damages for the breach thereof, that party who believes that a failure to perform has occurred (the ‘Complaining Party’) shall give written notice (the ‘Notice’) to the party alleged not to have performed the covenant (the ‘Non-Complaining Party’) of the specific nature of the alleged failure and of the intent of the Complaining Party to take action to remedy the breach by the Non-Complaining Party. In the event that the nature of the alleged failure to perform is such that the same cannot reasonably be cured within ten (10) days after receipt of the Notice (the ‘Notice Period’), the Non-Complaining Party shall not be deemed to be in violation of its covenants and no action shall be commenced by the Complaining Party if, within the Notice Period, the Non-Complaining Party commences such cure and thereafter diligently and continuously prosecutes the same to completion within a reasonable time. Provided, however, that the Complaining Party shall not be precluded from recovering any actual damages suffered by reason of the alleged failure to perform prior to or after delivery of the Notice, whether or not such failure is thereafter cured.”

Exhibit G

2

EXHIBIT G-1

PACIFIC SHORES CENTER – BUILDING NUMBER 6

Exhibit G-1

1

EXHIBIT G-2

PACIFIC SHORES CENTER – BUILDING NUMBER 6

“Best Available Management Practices” (BAMP) means the following: Compliance with all laws, rules and regulations, and operating permits, whether Federal, case or local, applicable to the uses of the Exchange Parcel and industrial operational thereon, including without limitation all laws, rules and regulations and operating permits applicable to emissions into the air of gates, substances and particular matter, the generation or release of odorous substances into the air, and the generation of noise. 1. nitiation and maintenance of reasonable precarious to minimize emission and transport of dust from the Exchange Parcel and the New Road Access into the Project Site. As used herein the term “reasonable precaution” shall means the use of materials, techolques and equipment reasonably available at the time of commencement of a use or operation and designed to minimize emissions during predictably adverse climate conditions common in the area (collectively, “Initial measures”) plus the addition of one or more of the following additional measures if not already in use and if initial measures prove inadequate to achieve minimization of emission and transport and of dust onto the Project Site: Paving of surfaces used for native operations where the absence of such paving caused emission and transport of dust onto the Project Site; Installation of wind fences to height on not less then 20 feet with 50% porosity around areas of open storage and areas of active dust-generating used causing emission and transport of dust onto the Project Site; Use of storage silos, open-ended enclosures or water spray equipment for the outdoor storage and handling of materials, such as rock, concrete, soll, mineral substances, and similar materials, causing emission and transport of dust onto the Project Site; Installation of enclosures or use of water or form spray bars both above and below the belt surface of all conveyers use for loading and unloading materials, causing emission and transport of dust onto the Project Site; and 3. Initiation of a reasonable, regularly scheduled sweeping program for the New Road Access to minimize accumulation of dust and dirt and/or installation of dust drops, wheel washers or other methods of minimize tracking of dust onto the Road Access Area and resulting emission and transport of dust onto the Project Site.

Exhibit G-2

1

EXHIBIT H

PACIFIC SHORES CENTER – BUILDING NUMBER 6

NOTICE TO PACIFIC SHORES TENANTS, LESSEES,

SUCCESSORS, ASSIGNS AND TRANSFEREES REGARDING

CURRENT OR FUTURE USES OF ADJACENT RMC LONESTAR AND PORT OF REDWOOD CITY PROPERTY

Notice is hereby given to all tenants, lessees, successors, assigns and transferees of land or interest in land located within the project commonly referred to as the “Pacific Shores Center” of the presence or potential future presence of maritime and industrial activities on RMC Lonestar and Port of Redwood City property west and adjacent to Pacific Shores Center (as more particularly shown on Exhibit G-1 hereto). Recipients of this notice should be aware of the following:

1. The RMC Lonestar and Port of Redwood City properties are now devoted to, or will be developed for, maritime and industrial uses.

2. These maritime and industrial uses are those which are permitted by the “Heavy Industry” General Plan designation and general industrial zoning of the City of Redwood City. These uses include, by way of example and not limitation, uses involving the receipt, transport, storage, handling, processing or management of aggregates, cement, concrete, asphalt, soil or other landscaping materials, recyclable metals and plastics, recyclable concrete and asphalt, chemicals, petroleum products, hazardous wastes, and similar materials, including indoor storage, mixing and handling of these materials.

3. These uses may cause, on either a regular or intermittent basis, air emissions, including, without limitation, dust and other particulates, odors, vibrations, loud noises, and heavy truck, rail or marine vessel traffic. These uses may have visual, aesthetic or other aspects that may be offensive or perceived as a nuisance by occupants of Pacific Shores Center.

Exhibit H

1

EXHIBIT I

PACIFIC SHORES CENTER – BUILDING NUMBER 6

LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Exhibit I

1

Beneficiary

[Insert Name of Landlord]

[Insert Building management office address]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                      U.S. Dollars ($            ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between , as landlord, and , as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices (ISP98) ICC Publication No. 590.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                              to the attention of                     .

Very truly yours,

[name]

[title]

Exhibit I

2

EXHIBIT J

GATEWAY OFFICE III

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease”), you are to provide an update to the information initially provided by you in this certificate, and obtain Landlord’s approval, before commencing a new Use (defined in Section 26.1.2 of the Lease) of Hazardous Materials (as defined in Section 26.1.1(a) of the Lease), all as provided in Section 26.1.2 of the Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o Equity Office
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attn: Market Officer
Phone: (650) 372-3500

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

Exhibit J

1

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☐

Chemical Products	Yes ☐	No ☐

Other	Yes ☐	No ☐

If Yes is marked, please explain:

2.2	If Yes is marked in Section 2.1 above, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including, for each Hazardous Material, the applicable hazard class, the maximum quantity(ies) to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies that are not regulated by any Law as a Hazardous Material); and the proposed location(s), method(s) and estimated frequency of, and the proposed contractors or subcontractors for, treatment or disposal. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes  ☐    No   ☐

If yes, please explain:

Exhibit J

2

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes  ☐    No   ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes  ☐    No   ☐

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

             storm drain?                 sewer?

             surface water?              no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes  ☐    No  ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☐    No   ☐

Exhibit J

3

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)

Dip tank(s)	Other (Please describe)

Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe:

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past 36 months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes  ☐    No   ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes  ☐    No  ☐

If yes, please explain:

Exhibit J

4

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes  ☐            No   ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 26.2 of the Lease.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes  ☐            No   ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 26.2 of the Lease.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes  ☐            No   ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease and the current status of any such problems or complaints.

Exhibit J

5

9.	PERMITS AND LICENSES

Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease and, if such Lease is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease is executed, this Hazardous Materials Disclosure Certificate may be required to be updated from time to time in accordance with Section 26.1.1 of the Lease. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term of the Lease, as it may be extended.

Tenant hereby certifies, represents and warrants that the information contained in this certificate is true and correct.

TENANT:

OPENWAVE MOBILITY, INC., a Delaware corporation

By:
Name:
Title:

OPENWAVE MESSAGING, INC., a Delaware corporation

By:
Name:
Title:

Exhibit J

6

EXHIBIT B

EXHIBIT C

Sublessor’s Furniture

[Inventory to be attached]